                                                                   EXHIBIT 10.17


                           LOAN AND SECURITY AGREEMENT

Agreement No. __________                             Dated as of April 7, 2000

                                  by and among

                           MMC/GATX PARTNERSHIP NO. I
                              as agent and a lender

                               SILICON VALLEY BANK
                          as payment agent and a lender

                                 COMDISCO, INC.

                                       And
                          OPTICAL MICRO-MACHINES, INC.
                          9645 Scranton Road, Suite 140
                               San Diego, CA 92121
                                   as borrower

                           CREDIT AMOUNT: $10,000,000

                                    Commitment Amount    Commitment Percentage

MMC/GATX Partnership No. I              $4,000,000       40%
Comdisco, Inc.                          $4,000,000       40%
Silicon Valley Bank                     $2,000,000       20%

Repayment Period:                   36 months

Treasury Note Maturity:             36 months

Loan Margin:                        275 basis points

Final Payment Percentage:           12%

                 Commitment Termination Date: February 28, 2001

        The terms and information set forth on this cover page are a part of the attached Loan and Security Agreement, dated as of the date first written above (this "Agreement"), entered into by and among MMC/GATX Partnership No. I ("MMC/GATX"), in its individual capacity, Silicon Valley Bank ("SVB"), in its individual capacity, Comdisco, Inc., in its individual capacity ("Comdisco"), (each individually a "Lender" and collectively, "Lenders"), MMC/GATX as agent, not individually, SVB as payment agent, not individually, and Optical Micro-Machines, Inc. ("Borrower"). The terms and conditions of this Agreement agreed to between the parties hereto are as follows:



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                                    AGREEMENT

        1. Definitions and Construction.

               1.1 Definitions. As used in this Agreement, the following terms shall have the following definitions:

        "Affiliate" means any Person that owns or controls directly or indirectly ten percent or more of the stock of another entity, any Person that controls or is controlled by or is under common control with such Persons or any Affiliate of such Persons or each of such Person's officers, directors, joint venturers or partners.

        "Agent" means MMC/GATX, not in its individual capacity, but solely in its capacity as agent on behalf of and for the benefit of Lenders and any successor agent.

        "Agent's Expenses" means all reasonable costs or expenses (including reasonable attorneys' fees and expenses) incurred in connection with the preparation, negotiation, documentation, administration, funding, and enforcement of the Loan Documents; and Agent's reasonable attorneys' fees and expenses incurred in amending, enforcing or defending the Loan Documents, (including fees and expenses of appeal or review, or those incurred in any insolvency proceeding) whether or not suit is brought.

        "Agreement" shall mean this Loan and Security Agreement, as the same may from time to time be amended or supplemented.

        "Basic Rate" means, as of the relevant Funding Date, the per annum rate of interest (based on a year of twelve 30-day months) equal to the sum of (a) the U.S. Treasury note yield to maturity for a term equal to the Treasury Note Maturity as quoted in the Western edition of The Wall Street Journal on the date the Loan Agreement Supplement is prepared, plus (b) the Loan Margin.

        "Borrower" shall have the meaning set forth on the cover page hereof.

        "Business Day" means any day that is not a Saturday, Sunday, or other day on which banking institutions are authorized or required to close in California.

        "Closing Date" means the date that each of the conditions precedent listed in Section 3.1 has been satisfied or waived in writing by Lenders.

        "Code" means the Uniform Commercial Code as adopted and in effect in the State of California, as amended from time to time.

        "Collateral" has the meaning given that term in Section 4.1, including, without limitation, all Financed Equipment listed in any Loan Agreement Supplement executed from time to time pursuant to Section 4.2.

        "Comdisco" means Comdisco, Inc.

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        "Commitment Fee" has the meaning given that term in Section 2.7.

        "Commitment Termination Date" means the date following such term on the cover page of this Agreement.

        "Commitment" or "Commitment Amount" means with respect to each Lender the amount set forth following such term on the cover page of this Agreement under the column titled "Commitment Amount" and "Commitments" means all such amounts collectively.

        "Commitment Percentage" means with respect to each Lender, the percentage set forth on the cover page of this Agreement under the column titled "Commitment Percentage."

        "Credit Amount" means the amount set forth following such term on the cover page of this Agreement.

        "Default" means any event which with the passing of time or the giving of notice or both would become an Event of Default hereunder.

        "Default Rate" means the per annum rate of interest equal to 4% over the rate at which the Basic Rate and the Final Payment amortize the Loan.

        "Disclosure Schedule" shall mean Schedule 1 attached hereto.

        "Eligible Equipment" shall mean, to the extent reasonably acceptable to Lenders, New Equipment consisting of computer equipment, laboratory test and measurement equipment, office equipment and furnishings.

        "Environmental Claims" means all claims, however asserted, by any Governmental Authority or other Person alleging potential liability or responsibility for violation of any Environmental Law or for release or injury to the environment or threat to public health, personal injury (including sickness, disease or death), property damage, natural resources damage, or otherwise alleging liability or responsibility for damages (punitive or otherwise), cleanup, removal, remedial or response costs, restitution, civil or criminal penalties, injunctive relief, or other type of relief, resulting from or based upon (a) the presence, placement, discharge, emission or release (including intentional and unintentional, negligent and non-negligent, sudden or non-sudden, accidental or non-accidental placement, spills, leaks, discharges, emissions or releases) of any Hazardous Material at, in, or from Property, whether or not owned by Borrower, or (b) any other circumstances forming the basis of any violation, or alleged violation, of any Environmental Law.

        "Environmental Laws" means all foreign, federal, state or local laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authorities, in each case relating to environmental, health, safety and land use matters, including the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Clean Air Act, the Federal Water Pollution Control Act of 1972, the Solid Waste Disposal Act, the Federal Resource Conservation and Recovery Act, the Toxic Substances Control Act and the Emergency Planning and Community Right-to-Know Act.

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        "Equity Securities" of any Person shall mean (a) all common stock, preferred stock, participations, shares, partnership interests or other equity interests in and of such Person (regardless of how designated and whether or not voting or non-voting) and (b) all warrants, options and other rights to acquire any of the foregoing.

        "Event of Default" has the meaning given to such term in Section 8.

        "Event of Loss" has the meaning given to that term in Section 6.10.

        "Final Payment" means, with respect to each Loan, a payment (in addition to and not in substitution for the regular monthly payments of principal and accrued interest) due on the Maturity Date for such Loan equal to the Loan Amount for such Loan multiplied by the Final Payment Percentage.

        "Final Payment Percentage" means the percentage set forth following such term on the cover page of this Agreement.

        "Financed Equipment" has the meaning given to that term in Exhibit A to any Loan Agreement Supplement, as amended or supplemented from time to time.

        "Funding Date" means any date on which a Loan is made to or on account of Borrower under this Agreement.

        "Governmental Authority" means (a) any federal, state, county, municipal or foreign government, or political subdivision thereof, (b) any governmental or quasi-governmental agency, authority, board, bureau, commission, department, instrumentality or public body, (c) any court or administrative tribunal or (d) with respect to any Person, any arbitration tribunal or other non-governmental authority to whose jurisdiction that Person has consented.

        "Hazardous Materials" means all those substances which are regulated by, or which may form the basis of liability under, any Environmental Law, including all substances identified under any Environmental Law as a pollutant, contaminant, hazardous waste, hazardous constituent, special waste, hazardous substance, hazardous material, or toxic substance, or petroleum or petroleum derived substance or waste.

        "Interim Payment" means, with respect to each Loan, an amount equal to the initial Loan Amount multiplied by the percentage equal to the product of (i) the quotient derived from dividing the initial Loan Factor with respect to such Loan by 30, and (ii) the number of days from (and including) the Funding Date of such Loan to (but not including) the first Payment Date with respect to such Loan.

        "Intellectual Property" shall mean all of Borrower's right, title and interest in and to patents, patent rights (and applications and registrations therefor), trademarks and service marks (and applications and registrations therefor), inventions, copyrights, mask works (and applications and registrations therefor), trade names, trade styles, software and computer programs, trade secrets, methods, processes, know how, drawings, specifications, descriptions, and all memoranda, notes, and records with respect to any research and development, all whether now owned or subsequently acquired or developed by Borrower and whether in tangible or

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intangible form or contained on magnetic media readable by machine together with all such magnetic media.

        "Landlord Agreement" means an agreement substantially in the form of Exhibit E or such other form as Lenders may agree to accept.

        "Lenders" shall have the meaning set forth on the cover page hereof.

        "Lenders' Expenses" means all reasonable costs or expenses (including reasonable attorneys' fees and expenses) incurred in connection with the preparation, negotiation, documentation, administration, funding, and enforcement of the Loan Documents; and Lenders' reasonable attorney's fees and expenses incurred in amending, modifying, enforcing or defending the Loan Documents, including the exercise of any rights or remedies afforded hereunder or under applicable law, whether or not suit is brought.

        "Lien" means any security interest, pledge, bailment, lease, mortgage, hypothecation, conditional sales and title retention agreement, encumbrance or other lien with respect to the Property in favor of any Person.

        "Loan" means each advance of credit by Lenders to Borrower under this Agreement in accordance with their Commitment Percentage.

        "Loan Agreement Supplement" means a supplement to this Agreement in substantially the form of Exhibit C.

        "Loan Amount" means, with respect to each Loan, as of any date, the original principal amount of such Loan less prepayments pursuant to Section 6.10.

        "Loan Documents" means, collectively, this Agreement, each Loan Agreement Supplement (including each Loan Terms Schedule), the Warrants, the Landlord Agreements and all other documents, instruments and agreements entered into in connection with this Agreement, all as amended or extended from time to time.

        "Loan Factor" means, with respect to each Loan, the amount set forth as a percentage in the Loan Terms Schedule with respect to such Loan, calculated using the Basic Rate applicable to such Loan.

        "Loan Margin" means the number of basis points set forth following such term on the cover page of this Agreement.

        "Loan Terms Schedule" means, with respect to each Loan, Annex B to the Loan Agreement Supplement prepared by Lenders in connection with such Loan.

        "Maturity Date" means, with respect to each Loan, the last day of the Repayment Period for such Loan, or if earlier, the date of acceleration of such Loan by Lenders following an Event of Default.

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        "Minimum Funding Amount" means $50,000.

        "MMC/GATX" means MMC/GATX Partnership No. I.

        "New Equipment" means Financed Equipment delivered to Borrower by the manufacturer or vendor not more than ninety (90) days prior to the Funding Date of the Loan relating to such Financed Equipment.

        "Obligations" means all debt, principal, interest, fees, charges, expenses and attorneys' fees and costs and other amounts owing by Borrower to Lenders or Agent of any kind and description pursuant to the Loan Documents, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, including the principal, interest and Final Payment due with respect to the Loans, and further including all Lenders' Expenses and Agent's Expenses that Borrower is required to pay or reimburse by the Loan Documents, by law, or otherwise.

        "Other Equipment" means, to the extent reasonably acceptable to Lenders, tenant improvements and buildout costs, software, tooling, equipment specially manufactured for Borrower and other soft costs.

        "Payment Agent" means SVB, not in its individual capacity but solely in its capacity as payment agent.

        "Payment Date" has the meaning given to that term in Section 2.2(a).

        "Permitted Liens" means the following:

               (a) The Lien created by this Agreement;

               (b) Liens existing as of the date of this Agreement which are listed in the Disclosure Schedule;

               (c) Liens for taxes, fees, assessments or other governmental charges or levies, either not delinquent or being contested in good faith by appropriate proceedings and as to which full payment is bonded or adequate reserves are maintained on Borrower's books in accordance with GAAP, provided the same have no priority over any of Agent's security interests;

               (d) Liens of materialmen, mechanics, warehousemen, carriers, or other similar liens accruing after the date hereof and in the ordinary course of business or by operation of law or regulation and securing obligations not yet due;

               (e) Easements, reservations, rights-of-way, restrictions, minor defects or irregularities in title and other similar charges or encumbrances affecting real property not constituting a material adverse effect;

               (f) Liens in favor of customs and revenue authorities arising as a matter of law to secure payments of customs duties in connection with the importation of goods;

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               (g) Liens that are not prior to the Lien of Agent which
constitute rights of set-off of a customary nature or banker's Liens with respect to amounts on deposit, whether arising by operation of law or by contract, in connection with arrangement entered in to with banks in the ordinary course of business; and

               (h) Liens to secure payment of worker's compensation, employment insurance, old age pensions or other social security obligations of Borrower in the ordinary course of business of Borrower.

        "Person" means and includes any individual, any partnership, any corporation, any business trust, any joint stock company, any limited liability company, any unincorporated association or any other entity and any domestic or foreign national, state or local government, any political subdivision thereof, and any department, agency, authority or bureau of any of the foregoing.

        "Property" means any interest in any kind of property or asset, whether real, personal or mixed, whether tangible or intangible.

        "Repayment Period" means the period beginning on the first Payment Date and continuing for the Repayment Period set forth following such term on the cover page of this Agreement.

        "Scheduled Payments" has the meaning given to such term in Section
2.2(a).


        "Stated Cost" means (i) with respect to Eligible Equipment, the original cost to Borrower of the item of Eligible Equipment excluding any and all freight, installation, taxes and other soft costs, and (ii) with respect to Other Equipment, the original cost to Borrower of the item of Other Equipment excluding any and all freight, installation, and taxes.

        "Stipulated Loan Value" means, with respect to each Loan, the percentage set forth with respect to such Loan in the Loan Terms Schedule for such Loan, determined as of the Payment Date on which payment of such amount is to be made, or if such date is not a Payment Date, on the Payment Date immediately succeeding such date.

        "Subsidiary" means any corporation, partnership, limited liability company or similar organization of which a majority of the outstanding capital stock entitled to vote for the election of directors or other managing body (otherwise than as the result of a default) is owned by Borrower directly or indirectly through Subsidiaries.

        "SVB" means Silicon Valley Bank.

        "Term" means the period from and after the date hereof until the payment in full of all amounts and liabilities payable under this Agreement and the other Loan Documents, including principal and interest on the Loans and the Final Payment with respect to each Loan.

        "Treasury Note Maturity" means the periods of months set forth following such terms on the cover page of this Agreement.

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

        "Warrants means separate warrants in favor of each of the Lenders to purchase securities of Borrower substantially in the form of Exhibit B.

               1.2 Other Interpretive Provisions. References in this Agreement to "Articles," "Sections," "Exhibits, "Schedules" and "Annexes" are to recitals, articles, sections, exhibits, schedules and annexes herein and hereto unless otherwise indicated. References in this Agreement and each of the other Loan Documents to any document, instrument or agreement shall include (a) all exhibits, schedules, annexes and other attachments thereto, (b) all documents, instruments or agreements issued or executed in replacement thereof, and (c) such document, instrument or agreement, or replacement or predecessor thereto, as amended, modified and supplemented from time to time and in effect at any given time. The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement or any other Loan Document shall refer to this Agreement or such other Loan Document, as the case may be, as a whole and not to any particular provision of this Agreement or such other Loan Document, as the case may be. The words "include" and "including" and words or similar import when used in this Agreement or any other Loan Document shall not be construed to be limiting or exclusive. Unless otherwise indicated in this Agreement or any other Loan Document, all accounting terms used in this Agreement or any other Loan Document shall be construed, and all accounting and financial computations hereunder or thereunder shall be computed, in accordance with generally accepted accounting principles as in effect in the United States of America from time to time.

        2. Loans; Repayment.

               2.1 Commitment.

                      (a) The Credit Amount. Subject to the terms and conditions of this Agreement and relying upon the representations and warranties herein set forth as and when made or deemed to be made, Lenders agree to lend to Borrower, severally and not jointly, from time to time prior to the Commitment Termination Date, the Loans according to each Lender's pro rata share of the Credit Amount (based upon the respective Commitment of each Lender); provided that the aggregate principal amount of the Loans shall not exceed the Credit Amount at such time; provided, further that the aggregate original principal amount of all Loans relating to Other Equipment shall not at any time exceed ten percent (10%) of the then aggregate original principal amount of all Loans. Loans may not be prepaid.

                      (b) Promissory Note. Each Loan Terms Schedule shall be considered a promissory note evidencing the amounts due hereunder for all purposes.

                      (c) Use of Proceeds. The proceeds of the Loans shall be used solely for the purchase of Eligible Equipment or Other Equipment or reimbursement to Borrower of, the Stated Cost of Eligible Equipment or Other Equipment.

               2.2 Scheduled Payments; Payment of Interest; Final Payment; Loan Fee.

                      (a) Scheduled Payments. Borrower shall make payments of principal and interest in advance for each Loan (collectively, "Scheduled Payments") as set forth in the Loan Terms Schedule, commencing on the date set forth on the Loan Term Schedule applicable to

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such Loan and continuing thereafter during the Repayment Period on the first
Business Day of each calendar month (each a "Payment Date"), in an amount equal to the Loan Factor multiplied by the Loan Amount for such Loans as of such Payment Date. In any event, all unpaid principal and accrued interest shall be due and payable in full on the last Payment Date with respect to such Loan.

                      (b) Interim Payment. Unless the Funding Date for a Loan is a Payment Date, Borrower shall pay the Interim Payment payable with respect to such Loan on the Funding Date, as specified in the Loan Term Schedule applicable to such Loan.

                      (c) Payment of Interest. Borrower shall pay interest on each Loan at a per annum rate of interest equal to the Basic Rate specified in the applicable Loan Agreement Supplement for such Loan. All computations of interest on Loans shall be based on a year of twelve 30-day months. Notwithstanding any other provision hereof, the amount of interest payable hereunder to any Lender, including interest at the Default Rate, if applicable, shall not in any event exceed the maximum amount permitted by law which a court of competent jurisdiction shall deem applicable hereto (the "Maximum Rate"). If the Borrower actually pays any Lender an amount of interest, chargeable on the total aggregate principal Obligations of Borrower to such Lender under this Agreement (as said rate is calculated over a period of time from the date of this Agreement through the end of time that any principal is outstanding), which amount of interest exceeds interest calculated at the Maximum Rate on said principal chargeable over said period of time, then with respect to such Lender such excess interest actually paid by Borrower shall be applied first, to the payment of principal outstanding on the Loans payable to such Lender; second, after all principal is repaid, to the payment of such Lender's out of pocket costs, expenses, and professional fees which are owed by Borrower to such Lender under this Agreement or the other Loan Documents; and third, after all principal, costs, expenses, and professional fees owed by Borrower to such Lender are repaid, the excess (if any) shall be refunded to Borrower, and the effective rate of interest with respect to such Lender shall be automatically reduced to the Maximum Rate.

                      (d) Final Payment. Unless a Loan is prepaid in full, on the Maturity Date with respect to such Loan, Borrower shall pay, in addition to any unpaid principal and accrued interest and all other amounts due on such date with respect to such Loan, an amount equal to the Final Payment with respect to such Loan.

                      (e) Termination of Commitment to Lend. Notwithstanding anything in the Loan Documents, each Lender's obligation to lend the undisbursed portion of the such Lender's Commitment to Borrower hereunder shall terminate on the earlier of (i) at each Lender's sole election, the occurrence and continuance of any Default or Event of Default hereunder, and (ii) the Commitment Termination Date. Notwithstanding the foregoing, each Lender's obligation to lend the undisbursed portion of such Lender's Commitment to Borrower shall terminate if, in such Lender's sole judgment, there has been a material adverse change in the general affairs, management, results of operations, condition (financial or otherwise) of Borrower, whether or not arising from transactions in the ordinary course of business, or there has been any material adverse deviation by Borrower from the business plan of Borrower presented to and not disapproved by Lenders, as updated from time to time.

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               2.3 Other Payment Terms.

                      (a) Place and Manner. Borrower shall make all payments due to Agent or Lenders in lawful money of the United States. All payments of principal, interest, fees and other amounts payable by Borrower hereunder shall be made, in immediately available funds, by debit to any account of Borrower with Payment Agent not later than 10:00 a.m. California time, on the date on which such payment is due. Borrower authorizes and directs SVB, as Payment Agent, to debit the amount of each such payment to any account of Borrower maintained with Payment Agent, and to disburse to each Lender its respective share of such payment on each Payment Date or such other date that any payment is due. Payment Agent shall disburse payments to MMC/GATX and Comdisco as follows:



        MMC/GATX Payment
        ----------------
        GATX Capital Corporation
        Bank Name:                            Bank of America
        Bank Address:                         Dallas, Texas 75202
        Account No.:
        ABA Routing No.:
        Reference:                            Optical Micro-Machines Invoice
                                              #
                                               ---------------

        Comdisco Payment
        ----------------
        Comdisco, Inc.

        Bank Name:
        Account No.:
        Attention:
        ABA Routing No.:
        Reference:


Any payment received by Agent, Payment Agent or any Lender for the account of another Lender shall be paid promptly to such Lender, in like funds, for the Loan in respect of which such payment is made.

                      (b) Date. Whenever any payment due hereunder shall fall due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall be included in the computation of interest or fees, as the case may be.

                      (c) Default Rate. If either (i) any amounts required to be paid by Borrower under this Agreement or the other Loan Documents (other than the Warrants) (including principal, interest, the Final Payment payable with respect to any Loan, and any fees or other amounts) remain unpaid after such amounts are due, or (ii) an Event of Default has occurred and is continuing, Borrower shall pay interest on the aggregate, outstanding balance hereunder from the date due or from the date of the Event of Default, as applicable, until such

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past due amounts are paid in full or until all Events of Default are cured, as applicable, at a per annum rate equal to the Default Rate. All computations of such interest shall be based on a year of twelve 30-day months.

               2.4 Procedure for Making Loans.

                      (a) Notice. Whenever Borrower desires that Lenders make a Loan, Borrower shall be responsible for providing Agent with a list of equipment proposed to be financed with such Loan together with such additional information with respect to the Loan and the Eligible Equipment and the Other Equipment as Agent shall reasonably request. Following the receipt by Agent of such information in form and substance reasonably satisfactory to it, Agent shall notify Borrower that the condition set forth in Section 3.2(b) has been met and Borrower may then notify Agent in writing (or by telephone with prompt confirmation in writing) of the date on which it desires Lenders to make such Loan. Such notice shall (i) be made at least five (5) Business Days in advance of the desired Funding Date, (ii) be irrevocable and (iii) request that Agent prepare a Loan Agreement Supplement (including Loan Terms Schedule) for such Loan, subject to Borrower's review and approval for mistakes (Borrower's approval shall be evidenced by Borrower's execution of the Loan Agreement Supplement). Within two (2) Business Days following receipt of such notice, Agent shall notify each Lender by telephone or facsimile of the principal amount (including such Lender's Commitment Percentage thereof) and Funding Date of the Loan being requested by Borrower, and submit a Loan Agreement Supplement (including Loan Terms Schedule) and UCC-1 financing statement with respect to the Equipment for which financing is requested to Borrower for execution and delivery to Agent. On or before noon California time on third (3rd) Business Day following receipt of such notice, Borrower shall have duly executed and deliver to Agent (via facsimile) the Loan Agreement Supplement (including Loan Terms Schedule) and UCC-1 financing statement with respect to the Equipment for which financing is requested. Borrower shall deliver the originally-executed Loan Agreement Supplement (including Loan Terms Schedule) and UCC-1 financing statement with respect to the Equipment for which financing is requested to Agent at least one (1) Business Day before the Funding Date of the Loan requested by Borrower. At least two (2) Business Days before the Funding Date of the Loan requested by Borrower, Agent shall have delivered to Lenders a copy of the Loan Agreement Supplement (including Loan Terms Schedule) executed by Borrower and delivered to Agent via facsimile. Borrower's request for a Loan shall be deemed to be a representation and warranty by Borrower that no Default or Event of Default has occurred and is continuing, and that the representations and warranties set forth in Section 5 are true and correct as of the time of such notice as if made at such time. Subject to the terms and conditions of this Agreement, as soon as practicable prior to 11:00 a.m. California Time on the Funding Date specified in the Loan Terms Schedule, each Lender shall transfer an amount equal to its Commitment Percentage multiplied by the amount of the Loan to the account specified in Section 2.4(c) in immediately available funds. Each Lender's obligation to make its Commitment Percentage of the Loan shall be expressly subject to the satisfaction of the conditions set forth in Sections
3.1 and 3.2. Upon the request of any Lender, Agent shall deliver to such Lender a copy of all UCC-1 financing statements filed or to be filed with respect to any Equipment for which financing has been requested.

                      (b) Loan Factor and Stipulated Loan Value Calculation. Prior to each Funding Date, Agent, on behalf of Lenders, shall establish the Basic Rate, the Loan Factor and

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

Stipulated Loan Value with respect to such Loan. The Loan Factor shall be calculated in a manner to fully amortize the Loan over the Repayment Period applicable to such Loan in equal periodic installments of principal and interest. The Loan Factor and Stipulated Loan Value applicable to each Loan shall be set forth in the Loan Agreement Supplement to be executed by Borrower with respect to each Loan and shall be conclusive in the absence of a manifest error.

                      (c) Disbursement. Each Lender shall disburse its Commitment Percentage of such Loan by wire transfer to Borrower at Silicon Valley Bank, 3003 Tasman Drive, Santa Clara, CA 95054, Account No. ____________, ABA Routing No. _________, Account Name: Optical Micro-Machines, Inc., Notwithstanding anything stated herein to the contrary, no Lender shall have any obligation to advance funds on behalf of any other Lender.

               2.5 Prepayments.

                      (a) Prepayment Upon an Event of Loss. If any Financed Equipment is subject to an Event of Loss and Borrower is required to or elects to prepay the Loan with respect to such Financed Equipment, then such Loan shall be prepaid to the extent and in the manner provided hereunder.

                      (b) Mandatory Prepayment Upon an Acceleration. If the Loans are accelerated following the occurrence of an Event of Default or otherwise (other than following an Event of Loss), then Borrower shall immediately pay to Lenders (i) all unpaid Scheduled Payments with respect to each Loan due prior to the date of prepayment, (ii) the Stipulated Loan Value with respect to each Loan multiplied by the Loan Amount of such Loan, and (iii) all other sums, if any, that shall have become due and payable hereunder.

                      (c) No Other Prepayment. Borrower may not prepay any Loan except upon the occurrence of an event described in Section 2.5(a) or (b) above in which event the prepayment shall be made as described in such sections.

               2.6 Minimum Funding Amount; Maximum Number of Fundings. Except with the prior consent of Lenders, in Lenders' sole discretion, (i) there shall not be more than one funding of a Loan in any one calendar month; and (ii) the aggregate amount of the requested Loan shall not be less than the Minimum Funding Amount.

               2.7 Commitment Fee; Expenses. Borrower has paid a commitment fee in the amount of Fifty Thousand Dollars ($50,000) (the "Commitment Fee"). The Commitment Fee, less an amount to pay Lenders' Expenses and Agent's Expenses in connection with due diligence and the negotiation and documentation (including filing and recording fees) of the Loan Documents, will be applied on a pro rata basis to the final payment due by Borrower due on each Loan.

        3. Conditions of Loans.

               3.1 Conditions Precedent to Closing. At the time of the execution and delivery of this Agreement, the Lenders shall have received, in form and substance reasonably satisfactory to Lenders, all of the following:

                      (a) This Agreement duly executed by Borrower and each of the Lenders.

                      (b) The separate Warrants to be issued to each Lender, each duly executed by Borrower.

                      (c) The intercreditor agreement, in form and substance satisfactory to Lenders, and duly executed by each of the Lenders.

                      (d) A certificate of the secretary or assistant secretary of Borrower with copies of the following documents attached: (i) the articles of incorporation and bylaws of Borrower certified by Borrower as being in full force and effect on the Closing Date, (ii) incumbency and representative signatures, and (iii) resolutions authorizing the execution and delivery of this Agreement and each of the other Loan Documents.

                      (e) A good standing certificate from Borrower's state of incorporation and the state in which Borrower's principal place of business is located, together with certificates of the applicable governmental authorities stating that Borrower is in compliance with the franchise tax laws of each such state, each dated as of a recent date.

                      (f) Evidence of the insurance coverage required by Section
6.9 of this Agreement.

                      (g) All necessary consents of shareholders and other third parties with respect to the execution, delivery and performance of this Agreement, the Warrants and the other Loan Documents.

                      (h) A legal opinion of Borrower's counsel covering the matters set forth in Exhibit D hereto.

                      (i) Such other documents, and completion of such other matters, as Lenders may deem necessary or appropriate.

               3.2 Conditions Precedent to all Loans. The obligation of Lenders to make each Loan, including the initial Loan, is further subject to the following conditions:

                      (a) No Default or Event of Default shall have occurred and be continuing.

                      (b) Borrower shall have provided to Agent, with respect to the Eligible Equipment which is requested to be financed with the proceeds of the Loan to be made on such Funding Date, such invoices, purchase orders, bills of sale, serial numbers, agreements, canceled checks, and other documents as Lenders shall reasonably request to evidence the ownership by Borrower of, the payment in full of the purchase price of such Eligible Equipment, each in form and substance reasonably satisfactory to Lenders.

                      (c) Borrower shall have provided to Agent, with respect to the Other Equipment which is requested to be financed with the proceeds of the Loan to be made on such Funding Date, such invoices, purchase orders, bills of sale, agreements, canceled checks, and other documents as Lenders shall reasonably request to evidence the ownership by Borrower of, the payment in full of the purchase price of such Other Equipment, each in form and substance reasonably satisfactory to Lenders.

                      (d) Borrower shall have provided Agent with the location of each item of Financed Equipment and a Landlord Agreement for each such location (unless Borrower is the fee owner thereof) from Borrower's lessor, which has been duly executed by each of the parties thereto.

                      (e) Borrower, Agent and Lenders shall have executed a Loan Agreement Supplement, including a Loan Terms Schedule and a list of Financed Equipment with respect to the proposed Loan.

                      (f) Agent shall have received such documents, instruments and agreements, including UCC financing statements or amendments to UCC financing statements, as Agent shall reasonably request to evidence the perfection and priority of the security interests granted to Agent, on behalf of and for the benefit of Lenders, pursuant to Section 4.

                      (g) Borrower shall have delivered to Agent, on behalf of Lenders, a release, or estoppel letter, as appropriate, from any Person having an existing Lien superior to the Lien of Lenders on any item of Eligible Equipment or Other Equipment which is requested to be financed.

                      (h) Such other documents, and completion of such other matters, as Agent may deem necessary or appropriate.

               3.3 Covenant to Deliver. Borrower agrees (not as a condition but as a covenant) to deliver to Agent each item required to be delivered to Agent and/or Lenders as a condition to each Loan, if such Loan is advanced. Borrower expressly agrees that the extension of such Loan prior to the receipt by Agent or Lenders of any such item shall not constitute a waiver by Agent or Lenders of Borrower's obligation to deliver such item, and any such extension in the absence of a required item shall be in Lenders' sole discretion.

        4. Creation of Security Interest.


               4.1 Grant of Security Interest. Borrower grants to Agent on behalf and for the benefit of Lenders, a valid, first priority, continuing security interest in all presently existing and hereafter acquired or arising Collateral in order to secure prompt, full and complete payment of any and all Obligations and in order to secure prompt, full and complete performance by Borrower of each of its covenants and duties under each of the Loan Documents. The "Collateral" shall mean and include all right, title, interest, claims and demands of Borrower in and to all of the following:

                All right, title, interest, claims and demands of Borrower in and to each and every item of equipment, fixtures or personal property, whether now owned or hereafter acquired, together with all substitutions, renewals or replacements of and additions, improvements, accessions, replacement parts and accumulations to any and all of such equipment, fixtures or personal property (collectively, the "Equipment"), together with all proceeds of Equipment, including, without limitation, insurance, condemnation, requisition or similar payments, and all proceeds from sales, renewals, releases or other dispositions of Equipment, which Equipment is financed with or is designated as collateral for the Obligations on and after the date of this Agreement by specifically designating such equipment, fixtures and personal property on a UCC financing statement listing Borrower as "debtor" and Agent or Lenders as "secured party."

               4.2 After-Acquired Property. All Financed Equipment which is financed through Loans and any and all other Property generally described or referred to as Collateral or Financed Equipment which is hereafter acquired by Borrower shall ipso facto, and without any further conveyance, assignment or act on the part of Borrower or Lenders, become and be subject to the security interest herein granted as fully and completely as though specifically described herein. The list of Financed Equipment shall be amended and supplemented on each Funding Date by a Loan Agreement Supplement to incorporate all Financed Equipment financed with the Loan advanced on such Funding Date; provided, however, the failure to so amend and supplement the list of Financed Equipment shall not affect the grant by Borrower to Lender of the security interest in such Financed Equipment pursuant to this Section 4. This Agreement and the other documents in connection herewith may be otherwise supplemented and amended from time to time, as required by Lender, to reflect additional Collateral to be subject to the security interest granted pursuant to this Section 4.

               4.3 Duration of Security Interest. Agent's security interest in the Collateral shall continue until the payment in full and the satisfaction of all Obligations, whereupon such security interest shall terminate; provided, however, if any item of Financed Equipment is subject to an Event of Loss, then following the prepayment of the Loan with respect to such item pursuant to
Section 2.5, Agent shall release its security interest in such item of Financed Equipment. If the Loans relating to the financing of a particular Loan Terms Schedule have been fully repaid, Agent shall, upon Borrower's written request, release its security interest in specific items of Equipment listed on that Loan Terms Schedule to facilitate Borrower's sale of such items of Equipment to third parties. Agent shall, at Borrower's sole cost and expense, execute such further documents and take such further actions as may be reasonably necessary to effect the release contemplated by this Section 4.3, including duly executing and delivering termination statements for filing in all relevant jurisdictions under the Code.

               4.4 Location and Possession of Collateral. The Collateral is and shall remain in the possession of Borrower at its location listed on the cover page hereof. Borrower shall remain in full possession, enjoyment and control of the Collateral (except only as may be otherwise required by Agent for perfection of its security interest therein) and so long as no Event of Default has occurred and is continuing, shall be entitled to manage, operate and use the same and each part thereof with the rights and franchises appertaining thereto; provided, however, that the possession, enjoyment, control and use of the Collateral shall at all times be subject to the observance and performance of the terms of this Agreement.

               4.5 Markings on the Collateral. At Agent's request at any time during the Term of the Loan (including any extension thereof), Borrower shall place in a conspicuous location on each item of Financed Equipment a plaque or other marking to be supplied by Lenders which reads substantially as follows:

        MMC/GATX PARTNERSHIP NO. I, as Agent for Lenders, Lienholder.

        Such plaque or other marking shall not be removed (or if removed or damaged such plaque or other marking shall be replaced) until the security interest in favor of Agent in such item of Collateral is terminated pursuant to this Agreement.

               4.6 Delivery of Additional Documentation Required. Borrower shall from time to time execute and deliver to Agent on behalf of Lenders, at the request of Agent, all financing statements and other documents Agent may reasonably request, in form satisfactory to Agent, to perfect and continue Agent's perfected security interests in the Collateral and in order to consummate fully all of the transactions contemplated under the Loan Documents.

               4.7 Right to Inspect. Each Lender (through any of its officers, employees, or agents) shall have the right, upon reasonable prior notice, from time to time during Borrower's usual business hours, to inspect Borrower's books and records and to make copies thereof and to inspect, test, and appraise the Collateral in order to verify Borrower's financial condition or the amount, condition of, or any other matter relating to, the Collateral.

        5. Representations and Warranties. Borrower represents, warrants and covenants as follows:

               5.1 Due Organization and Qualification. Borrower is a corporation duly organized and validly existing and in good standing under the laws of its state of incorporation and qualified and licensed to do business in, and is in good standing in, any state in which the conduct of its business or its ownership of Property requires that it be so qualified or in which the Collateral is located, except for such states as to which any failure to so qualify would not have a material adverse effect on Borrower.

               5.2 Authority. Borrower has all necessary power and authority to execute, deliver, and perform in accordance with the terms thereof, the Loan Documents to which it is a party. Borrower has all requisite power and authority to own and operate its properties and to carry on its businesses as now conducted.

               5.3 Conflict with Other Instruments, etc. Neither the execution and delivery of any Loan Document to which Borrower is a party nor the consummation of the transactions therein contemplated nor compliance with the terms, conditions and provisions thereof will conflict with or result in a breach of any of the terms, conditions or provisions of the articles of incorporation and the by-laws, or other organizational documents of Borrower or any law or any regulation, order, writ, injunction or decree of any court or governmental instrumentality or any material agreement or instrument to which Borrower is a party or by which it or any of its properties is bound or to which it or any of its properties is subject, or constitute a default thereunder or result in the creation or imposition of any Lien, other than Permitted Liens.

               5.4 Authorization; Enforceability. The execution and delivery of this Agreement, the granting of the security interest in the Collateral, the incurring of the Loans, the execution and delivery of the other Loan Documents to which Borrower is a party and the consummation of the transactions herein and therein contemplated have each been duly authorized by all necessary action on the part of Borrower. The Loan Documents have been duly executed and delivered and constitute legal, valid and binding obligations of Borrower, enforceable in accordance with their respective terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or other similar laws of general application relating to or affecting the enforcement of creditors' rights or by general principles of equity.

               5.5 No Prior Encumbrances. Borrower has good and marketable title to the Collateral, free and clear of Liens except for Permitted Liens.

               5.6 Name; Location of Chief Executive Office, Principal Place of Business and Collateral. Borrower has not done business under any name other than that specified on the signature page hereof. The chief executive office, principal place of business, and the place where Borrower maintains its records concerning the Collateral are presently located at the addresses set forth on the cover page of this Agreement or as disclosed to the Lenders in writing. The Collateral is presently located at the address set forth on the cover page hereof, or as set forth in a Loan Agreement Supplement which is approved by Agent.

               5.7 Litigation. There are no actions or proceedings pending by or against Borrower before any court or administrative agency in which an adverse decision could reasonably be expected to have a material adverse effect on Borrower or the aggregate value of the Collateral. Borrower does not have knowledge of any such pending or threatened actions or proceedings. Borrower will promptly notify Lenders in writing if any action, proceeding or governmental investigation involving Borrower is commenced that is reasonably expected to result in damages or costs to Borrower of Fifty Thousand Dollars ($50,000) or more.

               5.8 Financial Statements. All financial statements relating to Borrower or any Affiliate that have been or may hereafter be delivered by Borrower to each Lender present fairly in all material respects Borrower's financial condition as of the date thereof and Borrower's results of operations for the period then ended, subject, in the case of unaudited statements, to year end adjustments and footnote disclosures.

               5.9 Security Interest. Assuming the proper filing of one or more financing statement(s) identifying the Collateral with the proper state and/or local authorities, the security interests in the Collateral granted to Agent pursuant to this Agreement (i) constitute and will continue to constitute first priority security interests (except to the extent any Permitted Liens may have a superior priority to Agent's Lien under this Agreement) and (ii) are and will continue to be superior and prior to the rights of all other creditors of Borrower (except to the extent of such Permitted Liens).

               5.10 Full Disclosure. No representation, warranty or other statement made by Borrower in any Loan Document, certificate or written statement furnished to Lenders or either of them contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained in such certificates or statements not misleading. There is no fact known to Borrower which materially adversely affects, or which could in the future be reasonably expected to materially adversely affect, its ability to perform its obligations under this Agreement.

        6. Affirmative Covenants. Borrower covenants and agrees that, until the full and complete payment of the Obligations and the termination of the Commitments, Borrower shall do all of the following:

               6.1 Good Standing. Borrower shall maintain its corporate existence and its good standing in its jurisdiction of incorporation and maintain qualification in each jurisdiction in which the failure to so qualify could reasonably be expected to have a material adverse effect on the financial condition, operations or business of Borrower. Borrower shall maintain in force all licenses, approvals and agreements, the loss of which could reasonably be expected to have a material adverse effect on its financial condition, operations or business.

               6.2 Government Compliance. Borrower shall comply with all statutes, laws, ordinances and government rules and regulations to which it is subject, noncompliance with which could reasonably be expected to materially adversely affect the financial condition, operations or business of Borrower.

               6.3 Financial Statements, Reports, Certificates. Borrower shall deliver to each Lender: (a) as soon as available, but in any event within forty-five (45) days after the end of each month, a company prepared balance sheet, income statement and cash flow statement covering Borrower's operations during such period, certified by a Responsible Officer; (b) as soon as available, but in any event within one hundred eighty (180) days after the end of Borrower's fiscal year, audited financial statements of Borrower prepared in accordance with generally accepted accounting principles, consistently applied, together with an unqualified opinion on such financial statements of a nationally recognized or other independent public accounting firm reasonably acceptable to Agent; (c) as soon as available, but in any event within ninety
(90) days of year-end, unaudited internally prepared draft annual statements (which may be without footnotes); and (d) such other financial information as Lender may reasonably request from time to time. From and after such time as Borrower becomes a publicly reporting company, promptly as they are available and in any event: (x) at the time of filing of Borrower's Form 10-K with the Securities and Exchange Commission after the end of each fiscal year of Borrower, the financial statements of Borrower filed with such Form 10-K; and
(y) at the time of filing of Borrower's Form 10-Q with the Securities and Exchange Commission after the end of each of the first three fiscal quarters of Borrower, the financial statements of Borrower filed with such Form 10-Q. In addition, Borrower shall deliver to each Lender (i) promptly upon becoming available, copies of all statements, reports and notices sent or made available generally by Borrower to its security holders; and (ii) such other financial information as Lenders may reasonably request from time to time.

               6.4 Certificates of Compliance. Each time financial statements are furnished pursuant to Section 6.3 above, there shall be delivered to each Lender, a certificate signed by a Responsible Officer (each, an "Officer's Certificate") with respect to such financial reports to the effect that: (i) no Event of Default or Default has occurred and is continuing hereunder since the date of this Agreement or, if later, since the date of the prior Officer's Certificate or, if such an event or condition has occurred and is continuing, the nature and extent thereof and the action

Borrower proposes to take with respect thereto, and (ii) except as disclosed in clause (i), Borrower is in compliance with the provisions of Sections 6 and 7.

               6.5 Notice of Event of Loss. As soon as possible, and in any event within ten (10) days after Borrower has knowledge thereof, Borrower shall notify Agent in writing in reasonable detail of any Event of Loss.

               6.6 Notice of Defaults. As soon as possible, and in any event within five (5) days after the discovery of a Default or an Event of Default provide Agent, with an Officer's Certificate of Borrower setting forth the facts relating to or giving rise to such Default or Event of Default and the action which Borrower proposes to take with respect thereto.

               6.7 Taxes. Borrower shall make due and timely payment or deposit of all federal, state, and local taxes, assessments, or contributions required of it by law or imposed upon any properties belonging to it, including the Financed Equipment, and will execute and deliver to Agent, on demand, appropriate certificates attesting to the payment or deposit thereof; and Borrower will make timely payment or deposit of all tax payments and withholding taxes required of it by applicable laws, including those laws concerning F.I.C.A., F.U.T.A., state disability, and local, state, and federal income taxes, and will, upon request, furnish Agent with proof satisfactory to Agent and Lenders indicating that Borrower has made such payments or deposits; provided that Borrower need not make any payment if the amount or validity of such payment is contested in good faith by appropriate proceedings and as to which payment in full is bonded or is adequately reserved against by Borrower.

               6.8 Use; Maintenance.

                      (a) Borrower, at its expense, shall make all necessary site preparations and cause the Collateral to be operated in accordance with any applicable manufacturer's manuals or instructions. So long as no Default or Event of Default has occurred and is continuing, Borrower shall have the right to quietly possess and use the Collateral as provided herein without interference by Agent or Lenders.

                      (b) Borrower, at its expense, shall maintain the Collateral in good condition, reasonable wear and tear excepted, and will comply in all material respects with all laws, rules and regulations to which the use and operation of the Collateral may be or become subject. Such obligation shall extend to repair and replacement of any partial loss or damage to the Collateral which does not constitute an Event of Loss, regardless of the cause. If maintenance is mandated by manufacturer, Borrower shall obtain and keep in effect, at all times during the Term maintenance service contracts with suppliers reasonably acceptable to the manufacturer. All parts furnished in connection with such maintenance or repair shall immediately become part of the Collateral. All such maintenance, repair and replacement services shall be immediately paid for and discharged by Borrower with the result that no Lien will attach to the Collateral.

               6.9 Insurance. Borrower shall, obtain and maintain for the Term, at its own expense:

                      (a) "All risk" insurance against loss or damage to the Collateral. The coverage limit shall be the greater of the replacement cost of the Equipment or the Stipulated Loan Value of the Loan Amount applicable to each Loan. The deductible shall not exceed $25,000. The policy shall name Agent, on behalf of Lenders, as sole loss payee with respect to the Equipment, shall not be invalidated by any action of or breach of warranty by Borrower of any provision thereof and waive subrogation against Agent, on behalf of Lenders.

                      (b) Commercial general liability insurance (including contractual liability, products liability and completed operations coverages) reasonably satisfactory to Lenders. The limit of liability shall be at least $5,000,000 per occurrence. The policy shall be without deductible, except for products liability coverage which may have a deductible up to $25,000. The policy(ies) shall name Agent, on behalf of Lenders, as additional insured in the full amount of Borrower's liability coverage limits (or the coverage limits of any successor to Borrower or such successor's parent which is providing coverage), be primary and without contribution as respects any insurance carried by Agent or Lenders, and contain cross liability and severability of interest clauses.

                      (c) Such other insurance against risks of loss and with terms as shall be reasonably required by Agent and Lenders.

        All policies of insurance shall be placed with financially sound, commercial insurers reasonably satisfactory to Agent and Lenders. All policies of insurance shall provide that Agent, on behalf of Lenders, shall be given 30 days notice of cancellation of coverage. This notice provision shall be without qualification. On or prior to the first Funding Date and prior to each policy renewal, Borrower shall furnish to Agent, on behalf of Lenders, certificates of insurance or other evidence satisfactory to Agent that insurance complying with all of the above requirements is in effect.

               6.10 Loss; Damage; Destruction and Seizure.

                      (a) Borrower shall bear the risk of the Financed Equipment being lost, stolen, destroyed, damaged beyond repair, rendered permanently unfit for use, or seized by a governmental authority for any reason whatsoever at any time until the expiration or termination of the Term.

                      (b) If during the Term any item of Financed Equipment is lost, stolen, destroyed, damaged beyond repair, rendered permanently unfit for use, or seized by a governmental authority for any reason whatsoever for a period equal to at least the remainder of the Term (an "Event of Loss"), then in each case Agent, on behalf of Lenders, shall receive from the proceeds of insurance maintained pursuant to Section 6.9, from any award paid by the seizing governmental authority or, to the extent not received from the proceeds of insurance or award or both, from Borrower, on or before the Payment Date next succeeding such Event of Loss, an amount equal to the sum of: (i) all accrued and unpaid Scheduled Payments with respect to such Loan due prior to the next such Payment Date, (ii) a prepayment in an amount equal to the Stipulated Loan Value with respect to such Loan multiplied by the Stated Cost of each affected item of Financed Equipment, and (iii) all other sums, if any, that shall have become due and payable hereunder with respect to such Loan, including interest at the Default Rate with respect to any past due amounts. On the date of receipt by Agent, on behalf of Lenders, of the amount specified above with respect to each such item of Financed Equipment subject to an Event of Loss, this Agreement shall terminate as to such Financed Equipment. Except as provided in Section 6.10(c), any proceeds of insurance maintained by Borrower pursuant to Section 6.9 and received by Borrower shall be paid to Agent, on behalf of Lenders, promptly upon their receipt by Borrower. If any proceeds of insurance or awards received from governmental authorities are in excess of the amount owed under this Section 6.10, Agent shall promptly remit to Borrower the amount in excess of the amount owed to Lenders.

                      (c) So long as no Event of Default has occurred and is continuing, any proceeds of insurance maintained pursuant to Section 6.9 received by Lenders or Borrower with respect to an item of Financed Equipment, the repair of which is practicable, shall, at the election of Borrower, be applied either to the repair or replacement of such Financed Equipment or, upon Agent's receipt, on behalf of Lenders, of evidence of the repair or replacement of the Financed Equipment reasonably satisfactory to Lenders, to the reimbursement of Borrower for the cost of such repair or replacement. All replacement parts and equipment acquired by Borrower in replacement of Financed Equipment pursuant to this Section 6.10(c) shall immediately become part of the Financed Equipment upon acquisition by Borrower. Borrower shall take such actions and provide such documentation as may be reasonably requested by Agent, on behalf of Lenders, to protect and preserve their first priority security interest and otherwise to avoid any impairment of Agent's and Lenders' rights under the Loan Documents in connection with such repair or replacement.

               6.11 Further Assurances. At any time and from time to time Borrower shall execute and deliver such further instruments and take such further action as may reasonably be requested by Lenders to effect the purposes of this Agreement.

               6.12 Operating Accounts. Until payment in full of all Obligations hereunder, Borrower shall maintain its primary operating accounts with Payment Agent.

        7. Negative Covenants. Borrower covenants and agrees that until the full and complete payment of the Obligations and termination of the Commitments, Borrower will not do any of the following:

               7.1 Chief Executive Office. During the continuance of this Agreement, change its chief executive office or principal place of business without thirty (30) days prior written notice to Lenders.

               7.2 Collateral Control. Subject to its rights under Section 4,
(i) terminate, waive or release any material right with respect to any Collateral, (ii) except upon thirty days' prior written notice to Lenders, remove any items of Collateral from Borrower's facility located at the address set forth on the cover page hereof or such other address agreed to in writing by Lenders, or (iii) affix or attach or permit to be affixed or attached to any item of Collateral any other item of property owned by Borrower or any other lender, lessor or financing party which is not readily identifiable or separable without any damage to such item of Collateral, without each Lender's prior written consent.

               7.3 Liens. Create, incur, assume or suffer to exist any Lien of any kind upon any Collateral, whether now owned or hereafter acquired, except Permitted Liens.

               7.4 Other Dispositions of Collateral. Convey, sell, lease or otherwise dispose of all or any part of the Collateral to any Person except for Financed Equipment in which Lenders shall have released their security interest pursuant to Section 4.3.

               7.5 Extraordinary Transactions; Restructure. Dispose of any Collateral not in the ordinary and usual course of Borrower's business; change Borrower's name without prior written notice to Agent and Lenders; make or suffer any material adverse change in Borrower's financial condition or any material adverse change in Borrower's operations; cause, permit, or suffer any material change in Borrower's ownership by merger or otherwise (other than a sale of Borrower's new Equity Securities in a public offering or a private offering to venture capital or other investors, including but not limited to, customers and other strategic partners); engage in any business other than the business currently engaged in by Borrower or reasonably related thereto; or suspend operation of Borrower's business.

               7.6 Distributions. (i) Pay any dividends or make any distributions on its Equity Securities, except stock splits; (ii) purchase, redeem, retire or otherwise acquire for value any of its Equity Securities (other than repurchases pursuant to the terms of employee stock purchase plans, employee restricted stock agreements or similar arrangements: (A) where Borrower may repurchase shares previously issued to employee(s) of Borrower pursuant to Borrower's stock option plans using the proceeds from such issuance, or (B) otherwise in an aggregate amount not to exceed $250,000); (iii) return any capital to any holder of its Equity Securities as such; (iv) make any distribution of assets, Equity Securities, obligations or securities to any holder of its Equity Securities as such, except for stock splits; or (v) set apart any sum for any such purpose; provided, however, that Borrower may pay dividends payable solely in common stock.

               7.7 Transactions With Affiliates. Enter into any contractual obligation with any affiliate or engage in any other transaction with any affiliate except upon terms at least as favorable to Borrower as an arms-length transaction with unaffiliated Persons.

               7.8 Indebtedness Payments. Repay any notes to officers, directors or shareholders, prior to all Obligations to Lenders being fully satisfied, except repayments made solely through the issuance of Borrower's Equity Securities.

        8. Events of Default. Any one or more of the following events shall constitute an Event of Default by Borrower under this Agreement:

               8.1 If Borrower fails to pay when due and payable or when declared due and payable in accordance with the Loan Documents, any portion of the Obligations.

               8.2 If Borrower fails to perform any obligation under Sections 6.9, 6.10 and 6.12 or violates any of the covenants contained in Section 7 of this Agreement.

               8.3 If Borrower fails or neglects to perform, keep, or observe any other material term, provision, condition, covenant, or agreement contained in this Agreement (other than as set forth in Sections 8.1 or 8.2), in any of the other Loan Documents, or in any other present or future agreement between Borrower and Lenders and as to any default under such other term, provision, condition, covenant or agreement that can be cured, has failed to cure such default within fifteen (15) days after the occurrence of such default.

               8.4 If there occurs a material adverse change in Borrower's business, or if there is a material impairment of the prospect of repayment of any portion of the Obligations owing to Lenders or a material impairment of the value or priority of Agent's security interest in the Collateral.

               8.5 If any material portion of Borrower's assets is attached, seized, subjected to a writ or distress warrant, or is levied upon, or comes into the possession of any trustee, receiver or Person acting in a similar capacity and such attachment, seizure, writ or distress warrant or levy has not been removed, discharged or rescinded within thirty (30) days, or if Borrower is enjoined, restrained, or in any way prevented by court order from continuing to conduct all or any material part of its business affairs, or if a judgment or other claim becomes a lien or encumbrance upon any material portion of Borrower's assets, or if a notice of lien, levy, or assessment is filed of record with respect to any of Borrower's assets by the United States Government, or any department, agency, or instrumentality thereof, or by any state, county, municipal, or governmental agency, and the same is not paid within thirty (30) days after Borrower receives notice thereof, provided that none of the foregoing shall constitute an Event of Default where such action or event is stayed or an adequate bond has been posted pending a good faith contesting by Borrower.

               8.6 If there is a payment default in any agreement to which Borrower is a party resulting in a right by the other party or parties to such agreement, whether or not exercised, to accelerate the maturity of any indebtedness in an aggregate principal amount not to exceed Two Hundred Fifty Thousand Dollars ($250,000) or if there is any default in any agreement which could reasonably be expected to have a material adverse effect on the financial condition, operations or business of Borrower or if there is any default in any other agreement with any Lender (and the applicable cure period has expired).

               8.7 If a judgment or judgments for the payment of money in an amount, individually or in the aggregate, of at least Two Hundred Fifty Thousand Dollars ($250,000) shall be rendered against Borrower and shall remain unsatisfied and unstayed for a period of thirty (30) days.

               8.8 If any material misrepresentation or material misstatement exists now or hereafter in any warranty, representation, statement, or report made to Lenders or either of them by Borrower or any officer, employee, agent, or director of Borrower.

               8.9 If there shall be a material breach by Borrower of any of the Warrants.

               8.10 If any Loan Document shall in any material respect cease to be, or Borrower shall assert that any Loan Document is not, a legal, valid and binding obligation of Borrower enforceable in accordance with its terms.

               8.11 If a proceeding shall have been instituted in a court having jurisdiction in the premises seeking a decree or order for relief in respect of Borrower in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or for the appointment of a receiver, liquidator, assignee, custodian, trustee (or similar official) of Borrower or for any substantial part of its property, or for the winding-up or liquidation of its affairs, and such proceeding shall remain undismissed or unstayed and in effect for a period of thirty (30) consecutive days or such court shall enter a decree or order granting the relief sought in such proceeding.

               8.12 If Borrower shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, shall consent to the entry of an order for relief in an involuntary case under any such law, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian (or other similar official) of Borrower or for any substantial part of its property, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action in furtherance of any of the foregoing.

        9. Agent's and Lenders' Rights and Remedies.

               9.1 Rights and Remedies. Upon the occurrence and during the continuance of any Default or Event of Default, neither Agent nor Lenders shall have any further obligation to advance money or extend credit to or for the benefit of Borrower. In addition, upon the occurrence and during the continuance of an Event of Default, Lenders or Agent on behalf of Lenders, shall have the rights, options, duties and remedies of a secured party as permitted by law and, in addition to and without limitation of the foregoing, Lenders may, at the election of Lenders, without notice of election and without demand, do any one or more of the following, all of which are authorized by Borrower:

                      (a) Declare all Obligations, whether evidenced by this Agreement, by any of the other Loan Documents, or otherwise, including the Stipulated Loan Value of the Loan Amount of each Loan, immediately due and payable (provided that upon the occurrence of an Event of Default described in Section 8.11 or 8.12 all Obligations shall become immediately due and payable without any action by Lenders);

                      (b) Make such payments and do such acts as Agent or Lenders consider necessary or reasonable to protect Agent's security interest in the Collateral. Borrower agrees to assemble the Collateral if Agent, on behalf of Lenders, so requires, and to make the Collateral available to Agent as Agent may designate. Borrower authorizes Agent to enter the premises where the Collateral is located, to take and maintain possession of the Collateral, or any part of it, and to pay, purchase, contest, or compromise any encumbrance, charge, or lien which in Lenders' determination appears to be prior or superior to their security interest and to pay all expenses incurred in connection therewith. With respect to any of Borrower's owned premises, Borrower hereby grants Agent, on behalf of Lenders, a license to enter into possession of such premises and to occupy the same, without charge, for up to one hundred twenty
(120) days in order to exercise any of Agent's or Lenders' rights or remedies provided herein, at law, in equity, or otherwise;

                      (c) Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell (in the manner provided for herein) the Collateral. Lenders and their agents and any purchasers at or after foreclosure are hereby granted an irrevocable, perpetual, fully paid, royalty-free license or other right, solely pursuant to the provisions of this
Section 9.1, to use, without charge, Borrower's intellectual property, including without limitation, labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, service marks, and advertising matter, or any Property of a similar nature, now or at any time hereafter owned or acquired by Borrower or in which Borrower now or at any time hereafter has any rights, relating to the ownership, operation, maintenance or repair or the development or construction of any Collateral, in completing production of, advertising for sale, and selling any Collateral and in operating, maintaining, foreclosing or selling any Collateral and, in connection with Lenders' exercise of their rights under this Section 9.1, Borrower's rights under all licenses and all franchise agreements shall inure to Lenders' benefit;

                      (d) Sell the Collateral at either a public or private sale, or both, by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including Borrower's premises) as Lenders determine are commercially reasonable;

                      (e) Agent or any Lender may credit bid and purchase at any public sale; and

                      (f) Any deficiency that exists after disposition of the Collateral as provided above will be paid immediately by Borrower.

               9.2 Set Off Right. During the occurrence and continuance of an Event of Default arising out of Borrower's failure to comply with Section 8.1, Lenders may set off and apply to the Obligations any and all indebtedness at any time owing to or for the credit or the account of Borrower.

               9.3 Effect of Sale. Any sale, whether under any power of sale hereby given or by virtue of judicial proceedings, shall operate to divest all right, title, interest, claim and demand whatsoever, either at law or in equity, of Borrower in and to the Property sold, and shall be a perpetual bar, both at law and in equity, against Borrower, its successors and assigns, and against any and all Persons claiming the Property sold or any part thereof under, by or through Borrower, its successors or assigns.

               9.4 Power of Attorney in Respect of the Collateral. Borrower does hereby irrevocably appoint Agent on behalf of Lenders (which appointment is coupled with an interest), the true and lawful attorney in fact of Borrower with full power of substitution, for it and in its name to file any notices of security interests, financing statements and continuations and amendments thereof pursuant to the Uniform Commercial Code or federal law, as may be necessary to perfect, or to continue the perfection of Agent's security interests in the Collateral. Borrower does hereby irrevocably appoint Agent on behalf of Lenders (which appointment is coupled with an interest) on the occurrence and during the continuance of an Event of Default, the true and lawful attorney in fact of Borrower with full power of substitution, for it and in its name: (a) to ask, demand, collect, receive, receipt for, sue for, compound and give acquittance for any and all rents, issues, profits, avails, distributions, income, payment draws and other sums in which a security interest is granted under Section 4 with full power to settle, adjust or compromise any claim thereunder as fully as if Agent were a Borrower itself, (b) to receive payment of and to endorse the name of Borrower to any items of Collateral (including checks, drafts and other orders for the payment of money) that come into Agent's possession or under Agent's control,
(c) to make all demands, consents and waivers, or take any other action with respect to, the Collateral, (d) in Agent's discretion to file any claim or take any other action or proceedings, either in their own names or in the name of Borrower or otherwise, which Agent or Lenders may reasonably deem necessary or appropriate to protect and preserve the right, title and interest of Agent, on behalf of Lenders, in and to the Collateral, or (e) to otherwise act with respect thereto as though Agent, on behalf of Lenders, were the outright owner of the Collateral.

               9.5 Agent's Expenses. If Borrower fails to pay any amounts or furnish any required proof of payment due to third persons or entities, as required under the terms of this Agreement, then Agent may do any or all of the following: (a) make payment of the same or any part thereof; or (b) obtain and maintain insurance policies of the type discussed in Section 6.9 of this Agreement, and take any action with respect to such policies as Agent deems prudent. Any amounts paid or deposited by Agent shall constitute Agent's Expenses, shall be due and payable within 30 days after demand, and shall bear interest at the then applicable rate hereinabove provided, and shall be secured by the Collateral. Any payments made by Agent shall not constitute an agreement by Agent to make similar payments in the future or a waiver by Agent or any Lender of any Event of Default under this Agreement.

               9.6 Remedies Cumulative. Agent's and Lenders' rights and remedies under this Agreement, the Loan Documents, and all other agreements shall be cumulative. Agent and Lenders shall have all other rights and remedies not inconsistent herewith as provided under the Code, by law, or in equity. No exercise by Agent or any Lender of one right or remedy shall be deemed an election, and no waiver by Lenders of any Event of Default on Borrower's part shall be deemed a continuing waiver. No delay by Agent or any Lender shall constitute a waiver, election, or acquiescence by it or either of them.

               9.7 Application of Collateral Proceeds. The proceeds and/or avails of the Collateral, or any part thereof, and the proceeds and the avails of any remedy hereunder (as well as any other amounts of any kind held by Agent, on behalf of Lenders, at the time of or received by Agent, on behalf of Lenders, after, the occurrence of an Event of Default hereunder) shall be paid to and applied as follows:

                      (a) First, to the payment of reasonable out-of-pocket costs and expenses, including all amounts expended to preserve the value of the Collateral, of foreclosure or suit, if any, and of such sale and the exercise of any other rights or remedies, and of all proper fees, expenses, liability and advances, including reasonable legal expenses and attorneys' fees, incurred or made hereunder by Agent or any Lender, including without limitation, Agent's Expenses and Lenders' Expenses;

                      (b) Second, to the payment to Lenders of the amount then owing or unpaid on the Loans for Scheduled Payments, the Stipulated Loan Value of the Loan Amount, and all other Obligations with respect to all Loans, provided, however, that if such proceeds shall be insufficient to pay in full the whole amount so due, owing or unpaid upon the Loans, then to the unpaid interest thereon, then to unpaid principal thereof, then to the Stipulated Loan Value of the Loan Amount with respect to all Loans, and then to the payment of other amounts then payable to Lenders under any of the Loan Documents; and

                      (c) Third, to the payment of the surplus, if any, to Borrower, its successors and assigns, or to whomsoever may be lawfully entitled to receive the same.

               9.8 Reinstatement of Rights. If Agent or Lenders shall have proceeded to enforce any right under this Agreement or any other Loan Document by foreclosure, sale, entry or otherwise, and such proceedings shall have been discontinued or abandoned for any reason or shall have been determined adversely, then and in every such case (unless otherwise ordered by a court of competent jurisdiction), Agent and Lenders shall be restored to their former position and rights hereunder with respect to the Property subject to the security interest created under this Agreement.

        10. Waivers; Indemnification.

               10.1 Demand; Protest. Borrower waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees at any time held by Agent on which Borrower may in any way be liable.

               10.2 Agent's Liability for Collateral. So long as Agent complies with its obligations, if any, under the Code, Lenders shall not in any way or manner be liable or responsible for: (a) the safekeeping of the Collateral; (b) any loss or damage thereto occurring or arising in any manner or fashion from any cause other than Lender's gross negligence or willful misconduct; (c) any diminution in the value thereof; or (d) any act or default of any carrier, warehouseman, bailee, forwarding agency, or other Person whomsoever. All risk of loss, damage or destruction of the Collateral shall be borne by Borrower.

               10.3 Indemnification and Waiver. Whether or not the transactions contemplated hereby shall be consummated:

                      (a) General Indemnity. Borrower shall pay, indemnify, and hold Agent and each Lender and each of their respective officers, directors, employees, counsel, partners, agents and attorneys-in-fact (each, an "Indemnified Person") harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses or disbursements (including Agent's Expenses, Lenders' Expenses and reasonable attorney's fees and the allocated cost of in-house counsel) of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement and any other Loan Documents, or the transactions contemplated hereby and thereby, and with respect to any investigation, litigation or proceeding (including any case, action or proceeding before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, dissolution or relief of debtors or any appellate proceeding) related to this Agreement or the Loans or the use of the proceeds thereof, whether or not any Indemnified Person is a party thereto (all the foregoing, collectively, the "Indemnified

Liabilities"); provided, that Borrower shall have no obligation hereunder to any Indemnified Person with respect to Indemnified Liabilities arising from the gross negligence or willful misconduct of such Indemnified Person.

                      (b) Environmental Indemnity. Borrower hereby agrees to indemnify, defend and hold harmless each Indemnified Person, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses or disbursements (including reasonable attorneys' fees and the allocated cost of in-house counsel and internal environmental audit or review services), which may be incurred by or asserted against such Indemnified Person in connection with or arising out of any pending or threatened investigation, litigation or proceeding, or any action taken by any Person, with respect to any Environmental Claim arising out of or related to any Property owned, leased or operated by Borrower. No action taken by legal counsel chosen by any Lender or Agent in defending against any such investigation, litigation or proceeding or requested remedial, removal or response action (except for actions which constitute fraud, willful misconduct, gross negligence or material violations of law) shall vitiate or in any way impair Borrower's obligation and duty hereunder to indemnify and hold harmless each Lender and Agent. Lenders and Agent agree to use reasonable efforts to cooperate with Borrower respecting the defense of any matter indemnified hereunder, except insofar as and to the extent that their respective interests may be adverse to Borrower's, in each Lenders' reasonable discretion.

                      (c) Waivers. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS AGREEMENT OR ANYWHERE ELSE, BORROWER AGREES THAT IT SHALL NOT SEEK FROM AGENT OR LENDERS UNDER ANY THEORY OF LIABILITY (INCLUDING ANY THEORY IN TORTS), ANY SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES.

                      (d) Survival; Defense. The obligations in this Section
10.3 shall survive payment of all other Obligations pursuant to Section 12.8 of this Agreement. At the election of any Indemnified Person, Borrower shall defend such Indemnified Person using legal counsel satisfactory to such Indemnified Person in such Person's reasonable discretion, at the sole cost and expense of Borrower. All amounts owing under this Section 10.3 shall be paid within thirty
(30) days after written demand.

        11. Notices.

                      (a) Unless otherwise provided in this Agreement, all notices or demands by any party relating to this Agreement or any other agreement entered into in connection herewith shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by certified mail, postage prepaid, return receipt requested, or by prepaid facsimile to Borrower or to Lenders, as the case may be, at their respective addresses set forth below:

If to Borrower:                 Optical Micro-Machines, Inc.
                                9645 Scranton Road, Suite 140
                                San Diego, CA 92121
                                Attention: Kathryn M. White, Controller
                                Fax: (858) 457-6852
                                PH: (858) 320-7111
If to MMC/GATX:                 MMC/GATX Partnership No. I
                                c/o Meier Mitchell & Company
                                4 Orinda Way, Suite 200-B
                                Orinda, CA 94563
                                Attention: Contract Administration
                                Fax: (925) 254-9528
                                PH: (925) 254-9520

                                With a copy to:

                                MMC/GATX Partnership No. I
                                c/o GATX Capital Corporation
                                Four Embarcadero Center, Suite 2200
                                San Francisco, CA 94111
                                Attention: Contract Administration
                                FAX: (415) 955-3288
                                PH: (415) 955-3372

If to SVB:                      Silicon Valley Bank
                                3003 Tasman Drive
                                Santa Clara, CA 95054
                                Attention: General Counsel
                                PH: (408) 654-1005
                                FAX: (408) 496-2419

                                With a copy to:

                                Silicon Valley Bank
                                9645 Scranton Road, Suite 110
                                San Diego, CA 92121
                                Attention: Jeff Huhn
                                Fax: (858) 622-1692
                                PH: (858) 784-3306

If to Comdisco:                 Comdisco, Inc.
                                Legal Department
                                Attention: General Counsel
                                6111 North River Road
                                Rosemont, IL 60018
                                Fax: (847) 518-5088

                                   PH: (847) 698-3000

With copies to:                    Comdisco, Inc./Comdisco Ventures
                                   6111 North River Road
                                   Rosemont, IL 60018
                                   Fax: (847) 518-5465

with copies to:                    Murphy Sheneman Julian & Rogers
                                   Attention: Jane K. Springwater, Esq.
                                   101 California Street, 39th Floor
                                   San Francisco, CA 94111
                                   Fax: (415) 421-7879
                                   PH: (415) 398-4700

        The parties hereto may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other.

        12. General Provisions.

               12.1 Successors and Assigns. This Agreement shall bind and inure to the benefit of the respective successors and permitted assigns of each of the parties; provided, however, that neither this Agreement nor any rights hereunder may be assigned by Borrower without each Lender's prior written consent, which consent may be granted or withheld in Lenders' sole discretion. Each Lender shall have the right without the consent of or notice to Borrower to sell, transfer, negotiate, or grant participation's in all or any part of, or any interest in such Lender's rights and benefits hereunder. Agent shall have the right to resign as Agent hereunder without Borrower's consent and pursuant to the terms of a separate intercreditor agreement entered into between the Lenders.

               12.2 Time of Essence. Time is of the essence for the performance of all obligations set forth in this Agreement.

               12.3 Severability of Provisions. Each provision of this Agreement shall be several from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

               12.4 Entire Agreement; Construction; Amendments and Waivers.

                      (a) This Agreement and each of the other Loan Documents dated as of the date hereof, taken together, constitute and contain the entire agreement among Borrower, Agent and Lenders and supersede any and all prior agreements, negotiations, correspondence, understandings and communications between the parties, whether written or oral, respecting the subject matter hereof. Borrower acknowledges that it is not relying on any representation or agreement made by any Lender or Agent or any employee, attorney or agent thereof, other than the specific agreements set forth in this Agreement and the Loan Documents.

                      (b) This Agreement is the result of negotiations between and has been reviewed by each of Borrower and Lenders executing this Agreement as of the date hereof and their respective counsel; accordingly, this Agreement shall be deemed to be the product of the parties hereto, and no ambiguity shall be construed in favor of or against Borrower, Agent or Lenders. Borrower, Agent and Lenders agree that they intend the literal words of this Agreement and the other Loan Documents and that no parol evidence shall be necessary or appropriate to establish Borrower's, Agent's or any Lender's actual intentions.

                      (c) Any and all amendments, modifications, discharges or waivers of, or consents to any departures from any provision of this Agreement or of any of the other Loan Documents shall not be effective without the written consent of each Agent and Lenders. Notwithstanding the foregoing, in all cases, any material change of maturity dates, any interest rate reduction, or any release of any Collateral or any guarantor, or any forbearances or waiver of rights under the Loan Documents shall require the written consent of each Lender. Any waiver or consent with respect to any provision of the Loan Documents shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on Borrower in any case shall entitle Borrower to any other or further notice or demand in similar or other circumstances. Any amendment, modification, waiver or consent effected in accordance with this Section 12.4 shall be binding upon Agent, each Lender and on Borrower.

               12.5 Reliance by Agent and Lenders. All covenants, agreements, representations and warranties made herein by Borrower shall be deemed to be material to and to have been relied upon by Lenders, notwithstanding any investigation by Lenders.

               12.6 No Set-Offs by Borrower. All sums payable by Borrower pursuant to this Agreement or any of the other Loan Documents shall be payable without notice or demand and shall be payable in United States Dollars without set-off or reduction of any manner whatsoever.

               12.7 Counterparts. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement.

               12.8 Survival. All covenants, representations and warranties made in this Agreement shall continue in full force and effect so long as any Obligations remain outstanding. The obligations of Borrower to indemnify Lenders with respect to the expenses, damages, losses, costs and liabilities described in Section 10.3 shall survive until all applicable statute of limitations periods with respect to actions that may be brought against Lenders have run.

        13. Relationship of Parties. Borrower, Agent and each Lender acknowledge, understand and agree that the relationship between the Borrower, on the one hand, and Agent and Lenders, on the other, is, and at all time shall remain solely that of a borrower and lenders. Neither Agent nor any Lender shall under any circumstances be construed to be partners or joint venturers of Borrower or any of its Affiliates; nor shall Agent or any Lender under any circumstances be deemed to be in a relationship of confidence or trust or a fiduciary relationship with Borrower or any of its Affiliates, or to owe any fiduciary duty to Borrower or any of its Affiliates. Neither Agent nor any Lender undertakes or assumes any responsibility or duty to Borrower or any of its Affiliates to select, review, inspect, supervise, pass judgment upon or otherwise inform Borrower or any of its Affiliates of any matter in connection with its or their Property, any Collateral held by Agent or the operations of Borrower or any of its Affiliates. Borrower and each of its Affiliates shall rely entirely on their own judgment with respect to such matters, and any review, inspection, supervision, exercise of judgment or supply of information undertaken or assumed by Agent or any Lender in connection with such matters is solely for the protection Agent or such Lender and neither Borrower nor any Affiliate is entitled to rely thereon.

        14. CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF ILLINOIS, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. EACH OF BORROWER, AGENT AND LENDERS HEREBY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS LOCATED IN THE NORTHERN DISTRICT OF CALIFORNIA. BORROWER, AGENT AND LENDERS HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.


                                      BORROWER:

                                      OPTICAL MICRO-MACHINES, INC.

                                             HUS TIGLI

                                      By: /s/ Hus Tigli
                                          -----------------------
                                      Title: President & CEO
                                              ---------------

                                      AGENT:

                                      MMC/GATX PARTNERSHIP NO. I
                                      By: GATX Capital Corporation,
                                             its General Partner

                                      By:   Patricia W. Lacher
                                         ------------------------------

                                      Title: V.P.
                                            ---------------------------

                                      PAYMENT AGENT:
                                      SILICON VALLEY BANK

                                      By:  /s/ Signature Illegible
                                         ------------------------------

                                      Title:   SVP
                                            ---------------------------

                                      LENDERS:

                                      MMC/GATX PARTNERSHIP NO. I
                                      By: GATX Capital Corporation,
                                             its General Partner

                                      By:   Patricia W. Lacher
                                         ------------------------------

                                      Title:  V.P.
                                            ---------------------------

                                      SILICON VALLEY BANK

                                      By:  /s/ Signature Illegible
                                         ------------------------------

                                      Title:   SVP
                                            ---------------------------

                                      COMDISCO, INC.

                                      By: /s/ James P. Labe
                                          ------------------------------
                                             JAMES P. LABE, PRESIDENT

                                      Title: COMDISCO VENTURES DIVISION
                                             ----------------------------

LIST OF EXHIBITS AND SCHEDULES

Exhibit A      Reserved
Exhibit B      Form of Warrant
Exhibit C      Form of Loan Agreement Supplement
Exhibit D      Form of Legal Opinion
Exhibit E      Form of Landlord Agreement

Schedule 1     Disclosure Schedule

                                    EXHIBIT A
                                    ---------

                                    RESERVED

                                    EXHIBIT B
                                    ---------

                                     WARRANT

THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED OR ANY STATE SECURITIES LAWS. NO SALE OR DISPOSITION MAY BE EFFECTED WITHOUT (i) EFFECTIVE REGISTRATION STATEMENTS RELATED THERETO, (ii) AN OPINION OF COUNSEL OR OTHER EVIDENCE, REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATIONS ARE NOT REQUIRED, (iii) RECEIPT OF NO-ACTION LETTERS FROM THE APPROPRIATE GOVERNMENTAL AUTHORITIES, OR (iv) OTHERWISE COMPLYING WITH THE PROVISIONS OF SECTION 7 OF THIS WARRANT.

                          OPTICAL MICRO-MACHINES, INC.
                          ----------------------------

                           WARRANT TO PURCHASE SHARES
                          OF SERIES D PREFERRED STOCK

        THIS CERTIFIES THAT, for value received, _____________________ and its assignees are entitled to subscribe for and purchase _______ shares of the fully paid and nonassessable Series D Preferred Stock (as adjusted pursuant to Section 4 hereof, the "Shares") of OPTICAL MICRO-MACHINES, INC., a Delaware corporation (the "Company"), at the price of $2.477 per share (such price and such other price as shall result, from time to time, from the adjustments specified in
Section 4 hereof is herein referred to as the "Warrant Price"), subject to the provisions and upon the terms and conditions hereinafter set forth. As used herein, (a) the term "Series Preferred" shall mean the Company's presently authorized Series D Preferred Stock, and after the automatic conversion of the Series D Preferred Stock to Common Stock shall mean the Company's Common Stock,
(b) the term "Date of Grant" shall mean April 7, 2000, and (c) the term "Other Warrants" shall mean any other warrants issued by the Company in connection with the transaction with respect to which this Warrant was issued, and any warrant issued upon transfer or partial exercise of or in lieu of this Warrant. The term "Warrant" as used herein shall be deemed to include Other Warrants unless the context clearly requires otherwise.

        1. Term. The purchase right represented by this Warrant is exercisable, in whole or in part, at any time and from time to time from the Date of Grant through ten (10) years after the Date of Grant.

        2. Method of Exercise; Payment; Issuance of New Warrant. Subject to
Section 1 hereof, the purchase right represented by this Warrant may be exercised by the holder hereof, in whole or in part and from time to time, at the election of the holder hereof, by (a) the surrender of this Warrant (with the notice of exercise substantially in the form attached hereto as Exhibit A-1 duly completed and executed) at the principal office of the Company and by the payment to the Company, by certified or bank check, or by wire transfer to an account designated by the Company (a "Wire Transfer") of an amount equal to the then applicable Warrant Price multiplied by the number of Shares then being purchased; (b) if in connection with a registered public offering of the Company's securities, the surrender of this Warrant (with the notice of exercise form attached hereto as Exhibit A-2 duly completed and executed) at the principal office of the Company together with notice of arrangements reasonably satisfactory to the Company for payment to the Company either by certified or bank check or by Wire Transfer of an amount equal to the then applicable Warrant Price per share multiplied by the number of Shares then being purchased; or (c) exercise of the "net issuance" right provided for in Section
10.2 hereof. The person or persons in whose name(s) any certificate(s) representing shares of Series Preferred shall be issuable upon exercise of this Warrant shall be deemed to have become the holder(s) of record of, and shall be treated for all purposes as the record holder(s) of, the shares represented thereby (and such shares shall be deemed to have been issued) immediately prior to the close of business on the date or dates upon which this Warrant is exercised. In the event of any exercise of the rights represented by this Warrant, certificates for the shares of stock so purchased shall be promptly delivered to the holder hereof and in any event within thirty (30) days after such exercise and, unless this Warrant has been fully exercised or expired, a new Warrant representing the portion of the Shares, if any, with respect to which this Warrant shall not then have been exercised shall also be promptly issued to the holder hereof and in any event within such thirty-day period; provided, however, at such time as the Company is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, if requested by the holder of this Warrant, the Company shall cause its transfer agent to deliver the certificate representing Shares issued upon exercise of this Warrant to a broker or other person (as directed by the holder exercising this Warrant).

        3. Stock Fully Paid; Reservation of Shares. All Shares that may be issued upon the exercise of the rights represented by this Warrant will, upon issuance pursuant to the terms and conditions herein, be fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issue thereof. During the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized, and reserved for the purpose of the issue upon exercise of the purchase rights evidenced by this Warrant, a sufficient number of shares of its Series Preferred to provide for the exercise of the rights represented by this Warrant and a sufficient number of shares of its Common Stock to provide for the conversion of the Series Preferred into Common Stock.

        4. Adjustment of Warrant Price and Number of Shares. The number and kind of securities purchasable upon the exercise of this Warrant and the Warrant Price shall be subject to adjustment from time to time upon the occurrence of certain events, as follows:

               (a) Reclassification or Merger. In case of any reclassification or change of securities of the class issuable upon exercise of this Warrant (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or in case of any merger of the Company with or into another corporation (other than a merger with another corporation in which the Company is the acquiring and the surviving corporation and which does not result in any reclassification or change of outstanding securities issuable upon exercise of this Warrant), or in case of any sale of all or substantially all of the assets of the Company, the Company, or such successor or purchasing corporation, as the case may be, shall duly execute and deliver to the holder of this Warrant a new Warrant (in form and substance reasonably satisfactory to the holder of this Warrant), or the Company shall make appropriate provision without the issuance of a new Warrant, so that the holder of this Warrant shall have the right to receive, at a total purchase price not to exceed that payable upon the exercise of the unexercised portion of this Warrant, and in lieu of the shares of Series Preferred theretofore issuable upon exercise of this Warrant, the kind and amount of shares of stock, other securities, money and property receivable upon such reclassification, change, merger or sale by a holder of the number of shares of Series Preferred then purchasable under this Warrant. Any new Warrant shall provide for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 4. The provisions of this subparagraph (a) shall similarly apply to successive reclassifications, changes, mergers and transfers.

               (b) Subdivision or Combination of Shares. If the Company at any time while this Warrant remains outstanding and unexpired shall subdivide or combine its outstanding shares of Series Preferred, the Warrant Price shall be proportionately decreased and the number of Shares issuable hereunder shall be proportionately increased in the case of a subdivision and the Warrant Price shall be proportionately increased and the number of Shares issuable hereunder shall be proportionately decreased in the case of a combination.

               (c) Stock Dividends and Other Distributions. If the Company at any time while this Warrant is outstanding and unexpired shall (i) pay a dividend with respect to Series Preferred payable in Series Preferred, then the Warrant Price shall be adjusted, from and after the date of determination of shareholders entitled to receive such dividend or distribution, to that price determined by multiplying the Warrant Price in effect immediately prior to such date of determination by a fraction (A) the numerator of which shall be the total number of shares of Series Preferred outstanding immediately prior to such dividend or distribution, and (B) the denominator of which shall be the total number of shares of Series Preferred outstanding immediately after such dividend or distribution; or (ii) make any other distribution with respect to Series Preferred (except any distribution specifically provided for in Sections 4(a) and 4(b)), then, in each such case, provision shall be made by the Company such that the holder of this Warrant shall receive upon exercise of this Warrant a proportionate share of any such dividend or distribution as though it were the holder of the Series Preferred (or Common Stock issuable upon conversion thereof) as of the record date fixed for the determination of the shareholders of the Company entitled to receive such dividend or distribution.

               (d) Adjustment of Number of Shares. Upon each adjustment in the Warrant Price, the number of Shares of Series Preferred purchasable hereunder shall be adjusted, to the nearest whole share, to the product obtained by multiplying the number of Shares purchasable immediately prior to such adjustment in the Warrant Price by a fraction, the numerator of which shall be the Warrant Price immediately prior to such adjustment and the denominator of which shall be the Warrant Price immediately thereafter.

               (e) Antidilution Rights. The other antidilution rights applicable to the Shares of Series Preferred purchasable hereunder are set forth in the Company's Certificate of Incorporation, as amended through the Date of Grant, a true and complete copy of which is attached hereto as Exhibit B (the "Charter"). Such antidilution rights shall not be restated, amended, modified or waived in any manner without the holder's prior written consent if the effect of such restatement, amendment, modification or waiver on the holder hereof would be more adverse to the holder hereof than, and substantially dissimilar to, its effect on the other holders of the Company's Series Preferred. The Company shall promptly provide the holder hereof with any restatement, amendment, modification or waiver of the Charter promptly after the same has been made.

        5. Notice of Adjustments. Whenever the Warrant Price or the number of Shares purchasable hereunder shall be adjusted pursuant to Section 4 hereof, the Company shall make a certificate signed by its chief financial officer setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the Warrant Price and the number of Shares purchasable hereunder after giving effect to such adjustment, and shall cause copies of such certificate to be mailed (without regard to Section 13 hereof, by first class mail, postage prepaid) to the holder of this Warrant. In addition, whenever the conversion price or conversion ratio of the Series Preferred shall be adjusted, the Company shall make a certificate signed by its chief financial officer setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the conversion price or ratio of the Series Preferred after giving effect to such adjustment, and shall cause copies of such certificate to be mailed (without regard to Section 13 hereof, by first class mail, postage prepaid) to the holder of this Warrant.

        6. Fractional Shares. No fractional shares of Series Preferred will be issued in connection with any exercise hereunder, but in lieu of such fractional shares the Company shall make a cash payment therefor based on the fair market value of the Series Preferred on the date of exercise as reasonably determined in good faith by the Company's Board of Directors.

        7. Compliance with Act; Disposition of Warrant or Shares of Series Preferred.


               (a) Compliance with Act. The holder of this Warrant, by acceptance hereof, agrees that this Warrant, and the shares of Series Preferred to be issued upon exercise hereof and any Common Stock issued upon conversion thereof are being acquired for investment and that such holder will not offer, sell or otherwise dispose of this Warrant, or any shares of Series Preferred to be issued upon exercise hereof or any Common Stock issued upon conversion thereof except under circumstances which will not result in a violation of the Securities Act of 1933, as amended (the "Act") or any applicable state securities laws. Upon exercise of this Warrant, unless the Shares being acquired are registered under the Act and any applicable state securities laws or an exemption from such registration is available, the holder hereof shall confirm in writing that the shares of Series Preferred so purchased (and any shares of Common Stock issued upon conversion thereof) are being acquired for investment and not with a view toward distribution or resale in violation of the Act and shall confirm such other matters related thereto as may be reasonably requested by the Company. All shares of Series Preferred issued upon exercise of this Warrant and all shares of Common Stock issued upon conversion thereof (unless registered under the Act and any applicable state securities laws) shall be stamped or imprinted with a legend in substantially the following form:

"THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, (THE "ACT") OR ANY STATE SECURITIES LAWS. SUCH SHARES

MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF SUCH REGISTRATION OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACT. COPIES OF THE AGREEMENTS COVERING THE PURCHASE OF THESE SHARES AND RESTRICTING THEIR TRANSFER MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE CORPORATION AT THE PRINCIPAL EXECUTIVE OFFICE OF THE CORPORATION."

        Said legend shall be removed by the Company, upon the request of a holder, at such time as the restrictions on the transfer of the applicable security shall have terminated. In addition, in connection with the issuance of this Warrant, the holder specifically represents to the Company by acceptance of this Warrant as follows:

                      (1) The holder is aware of the Company's business affairs and financial condition, and has acquired information about the Company sufficient to reach an informed and knowledgeable decision to acquire this Warrant. The holder is acquiring this Warrant for its own account for investment purposes only and not with a view to, or for the resale in connection with, any "distribution" thereof in violation of the Act.

                      (2) The holder understands that this Warrant has not been registered under the Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of the holder's investment intent as expressed herein.

                      (3) The holder further understands that this Warrant must be held indefinitely unless subsequently registered under the Act and qualified under any applicable state securities laws, or unless exemptions from registration and qualification are otherwise available. The holder is aware of the provisions of Rule 144, promulgated under the Act.

                      (4) The holder is an "accredited investor" as such term is defined in Rule 501 of Regulation D promulgated under the Act.

               (b) Disposition of Warrant or Shares. With respect to any offer, sale or other disposition of this Warrant or any shares of Series Preferred acquired pursuant to the exercise of this Warrant prior to registration of such Warrant or shares, the holder hereof agrees to give written notice to the Company prior thereto, describing briefly the manner thereof, together with a written opinion of such holder's counsel, or other evidence, if reasonably satisfactory to the Company and its counsel, to the effect that such offer, sale or other disposition may be effected without registration or qualification (under the Act as then in effect or any federal or state securities law then in effect) of this Warrant or such shares of Series Preferred or Common Stock and indicating whether or not under the Act certificates for this Warrant or such shares of Series Preferred to be sold or otherwise disposed of require any restrictive legend as to applicable restrictions on transferability in order to ensure compliance with such law. Upon receiving such written notice and reasonably satisfactory opinion or other evidence, the Company, as promptly as practicable but no later than fifteen (15) days after receipt of the written notice, shall notify such holder that such holder may sell or otherwise dispose of this Warrant or such shares of Series Preferred or Common Stock, all in accordance with the terms of the notice delivered to the Company. If a determination has been made pursuant to this Section 7(b) that the opinion of counsel for the holder or other evidence is not reasonably satisfactory to the Company, the Company shall so notify the holder promptly with details thereof after such determination has been made. Notwithstanding the foregoing, this Warrant or such shares of Series Preferred or Common Stock may, as to such federal laws, be offered, sold or otherwise disposed of in accordance with Rule 144 or 144A under the Act, provided that the Company shall have been furnished with such information as the Company may reasonably request to provide a reasonable assurance that the provisions of Rule 144 or 144A have been satisfied. Each certificate representing this Warrant or the shares of Series Preferred thus transferred (except a transfer pursuant to Rule 144 or 144A) shall bear a legend as to the applicable restrictions on transferability in order to ensure compliance with such laws, unless in the aforesaid opinion of counsel for the holder, such legend is not required in order to ensure compliance with such laws. The Company may issue stop transfer instructions to its transfer agent in connection with such restrictions.

               (c) Applicability of Restrictions. Neither any restrictions of any legend described in this Warrant nor the requirements of Section 7(b) above shall apply to any transfer of, or grant of a security interest in, this Warrant (or the Series Preferred or Common Stock obtainable upon exercise thereof) or any part hereof (i) to a partner of the holder if the holder is a partnership or to a member of the holder if the holder is a limited liability company, (ii) to a partnership of which the holder is a partner or to a limited liability company of which the holder is a member, or (iii) to any affiliate of the holder if the holder is a corporation; provided, however, in any such transfer, if applicable, the transferee shall agree in writing to be bound by the terms of this Warrant as if an original holder hereof.

        8. Rights as Shareholders; Information. No holder of this Warrant, as such, shall be entitled to vote or receive dividends or be deemed the holder of Series Preferred or any other securities of the Company which may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the holder of this Warrant, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until this Warrant shall have been exercised and the Shares purchasable upon the exercise hereof shall have become deliverable, as provided herein. Notwithstanding the foregoing, the Company will transmit to the holder of this Warrant such information, documents and reports as are generally distributed to the holders of any Series Preferred of the Company concurrently with the distribution thereof to the shareholders.

        9. Market Stand-Off Agreement. In connection with the closing of the Company's initial public offering of its Common Stock ("IPO") effected pursuant to a Registration Statement on Form S-1 (or its successor) filed under the Act, if requested by the Company and the managing underwriter, the holder of this Warrant agrees not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any Series Preferred (or other securities) of the Company held by the holder pursuant to this Warrant without the prior written consent of the

Company or such managing underwriter for such period of time (not to exceed the period beginning seven (7) days prior to the effective date of the registration statement for the IPO and ending 180 days after the date of the Final Prospectus relating to such IPO), as may be requested by the Company and the managing underwriter, provided that all officers, directors, Founders (as defined in the Rights Agreement) and holders of at least 5% of the outstanding shares (calculated on an as-converted-to Common Stock basis) of the Company enter into similar agreements; provided, further, that the holder will not be bound by the terms of this Section 9 of this Warrant if there is an Acquisition (as defined in Section 10.1 of this Warrant) prior to an IPO. In addition, if any shareholder of the Series Preferred of the Company is not bound by, or is released from, or otherwise not required to abide by the terms of the market stand-off agreement set forth in section 9 (the "Stand-Off Provision") of Optical Micro Machines, Inc. Amended and Restated Shareholders Rights Agreement dated as of November 16, 1999 (the "Rights Agreement"), or if such shareholder of Series Preferred may sell or otherwise dispose or transfer its shares on a date earlier than set forth pursuant to the Stand-Off Provision, then the holder of this Warrant shall be treated similarly. If there is an Acquisition prior to an IPO, the holder agrees to abide by the market stand-off provisions of this
Section 9 (as if there were no Acquisition) or the market stand off provision negotiated by the holders of Series Preferred with the acquirer, whichever is less stringent, if the acquirer requests that the holder be subject to a market stand off provision. The holder further agrees to execute and deliver to the managing underwriter for the Company's IPO a separate written agreement in the form signed by the officers, directors and other shareholders of Series Preferred to further evidence the provisions of this Section 9. The Company may impose stop-transfer instructions with respect to the Shares (or securities) subject to the foregoing restriction until the end of said period.

        10. Additional Rights.

        10.1 Acquisition Transactions. The Company shall provide the holder of this Warrant with written notice of the following transactions (an "Acquisition") (to the extent the Company has notice thereof) not later than ten
(10) days prior to the shareholders' meeting called to approve such transaction, or ten (10) days prior to the closing of such transaction, whichever is earlier, and shall also notify the holder in writing of the final approval of such transaction; the first of such notices shall describe the material terms and conditions of the impending transaction and the Company shall thereafter give the holder prompt notice of any material changes: (i) the sale, lease, exchange, conveyance or other disposition of all or substantially all of the Company's property or business, or (ii) its merger into or consolidation with any other corporation (other than a wholly-owned subsidiary of the Company), or any transaction (including a merger or other reorganization) or series of related transactions, in which more than 50% of the voting power of the Company is disposed of.

        10.2 Right to Convert Warrant into Stock: Net Issuance.

               (a) Right to Convert. In addition to and without limiting the rights of the holder under the terms of this Warrant, the holder shall have the right to convert this Warrant or any portion thereof (the "Conversion Right") into shares of Series Preferred (or Common Stock if the Series Preferred has been automatically converted into Common Stock) as provided in this Section 10.2 at any time or from time to time during the term of this Warrant. Upon exercise of the Conversion

Right with respect to a particular number of shares subject to this Warrant (the "Converted Warrant Shares"), the Company shall deliver to the holder (without payment by the holder of any exercise price or any cash or other consideration) that number of shares of fully paid and nonassessable Series Preferred (or Common Stock if the Series Preferred has been automatically converted into Common Stock) as is determined according to the following formula:

        X = B - A
            -----
               Y

        Where: X =    the number of shares of Series Preferred (or Common
                      Stock if the Series Preferred has been automatically converted to Common Stock) that shall be issued to holder

               Y = the fair market value of one share of Series Preferred (or Common Stock if the Series Preferred has been automatically converted to Common Stock)

               A = the aggregate Warrant Price of the specified number of Converted Warrant Shares immediately prior to the exercise of the Conversion Right (i.e., the number of Converted Warrant Shares multiplied by the Warrant Price)

               B = the aggregate fair market value of the specified number of Converted Warrant Shares (i.e., Y multiplied by the number of Converted Warrant Shares)

        No fractional shares shall be issuable upon exercise of the Conversion Right, and, if the number of shares to be issued determined in accordance with the foregoing formula is other than a whole number, the Company shall pay to the holder an amount in cash equal to the fair market value of the resulting fractional share on the Conversion Date (as hereinafter defined). For purposes of Section 10 of this Warrant, shares issued pursuant to the Conversion Right shall be treated as if they were issued upon the exercise of this Warrant.

               (b) Method of Exercise. The Conversion Right may be exercised by the holder by the surrender of this Warrant at the principal office of the Company together with a written statement (which may be in the form of Exhibit A-1 or Exhibit A-2 hereto) specifying that the holder thereby intends to exercise the Conversion Right and indicating the number of shares subject to this Warrant which are being surrendered (referred to in Section 10.2(a) hereof as the Converted Warrant Shares) in exercise of the Conversion Right. Such conversion shall be effective upon receipt by the Company of this Warrant together with the aforesaid written statement, or on such later date as is specified therein (the "Conversion Date"), and, at the election of the holder hereof, may be made contingent upon the closing of the sale of the Company's Common Stock to the public in a public offering pursuant to a Registration Statement under the Act (a "Public Offering"). Certificates for the shares issuable upon exercise of the Conversion Right and, if applicable, a new warrant evidencing the balance of the shares remaining subject to this Warrant, shall be issued as of the

Conversion Date and shall be delivered to the holder within thirty (30) days following the Conversion Date.

               (c) Determination of Fair Market Value. For purposes of this
Section 10.2, "fair market value" of a share of Series Preferred (or Common Stock if the Series Preferred has been automatically converted into Common Stock) as of a particular date (the "Determination Date") shall mean:

                      (i) If the Conversion Right is exercised in connection with and contingent upon a Public Offering, and if the Company's Registration Statement relating to such Public Offering ("Registration Statement") has been declared effective by the Securities and Exchange Commission, then "fair market value" shall be deemed to be the initial "Price to Public" specified in the final prospectus with respect to such offering.

                      (ii) If the Conversion Right is not exercised in connection with and contingent upon a Public Offering, then as follows:

               (A) If traded on a securities exchange, the fair market value of the Common Stock shall be deemed to be the average of the closing prices of the Common Stock on such exchange over the 30-day period ending five business days prior to the Determination Date, and the fair market value of the Series Preferred shall be deemed to be such fair market value of the Common Stock multiplied by the number of shares of Common Stock into which each share of Series Preferred is then convertible;

               (B) If traded on the Nasdaq Stock Market or other over-the-counter system, the fair market value of the Common Stock shall be deemed to be the average of the closing bid prices of the Common Stock over the 30-day period ending five business days prior to the Determination Date, and the fair market value of the Series Preferred shall be deemed to be such fair market value of the Common Stock multiplied by the number of shares of Common Stock into which each share of Series Preferred is then convertible; and

               (C) If there is no public market for the Common Stock, then fair market value shall be determined in good faith by the board of directors of the Company.

        10.3 Exercise Prior to Expiration. To the extent this Warrant is not previously exercised as to all of the Shares subject hereto, and if the fair market value of one share of the Series Preferred is greater than the Warrant Price then in effect, this Warrant shall be deemed automatically exercised pursuant to Section 10.2 above (even if not surrendered) immediately before its expiration. For purposes of such automatic exercise, the fair market value of one share of the Series Preferred upon such expiration shall be determined pursuant to Section 10.2(c). To the extent this Warrant or any portion thereof is deemed automatically exercised pursuant to this Section 10.3, the Company agrees to promptly notify the holder hereof of the number of Shares, if any, the holder hereof is to receive by reason of such automatic exercise.

        11. Representations and Warranties. The Company represents and warrants to the holder of this Warrant as follows:

               (a) This Warrant has been duly authorized and executed by the Company and is a valid and binding obligation of the Company enforceable in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and the rules of law or principles at equity governing specific performance, injunctive relief and other equitable remedies;

               (b) The Shares have been duly authorized and reserved for issuance by the Company and, when issued in accordance with the terms hereof, will be validly issued, fully paid and non-assessable;

               (c) The rights, preferences, privileges and restrictions granted to or imposed upon the Series Preferred and the holders thereof are as set forth in the Charter, and on the Date of Grant, each share of the Series Preferred represented by this Warrant is convertible into one share of Common Stock;

               (d) The shares of Common Stock issuable upon conversion of the Shares have been duly authorized and reserved for issuance by the Company and, when issued in accordance with the terms of the Charter will be validly issued, fully paid and nonassessable;

               (e) The execution and delivery of this Warrant are not, and the issuance of the Shares upon exercise of this Warrant in accordance with the terms hereof will not be, inconsistent with the Company's Charter or by-laws, do not and will not contravene any law, governmental rule or regulation, judgment or order applicable to the Company, and do not and will not conflict with or contravene any provision of, or constitute a default under, any indenture, mortgage, contract or other instrument of which the Company is a party or by which it is bound or require the consent or approval of, the giving of notice to, the registration or filing with or the taking of any action in respect of or by, any Federal, state or local government authority or agency or other person, except for the filing of notices pursuant to federal and state securities laws, which filings will be effected by the time required thereby; and

               (f) There are no actions, suits, audits, investigations or proceedings pending or, to the knowledge of the Company, threatened against the Company in any court or before any governmental commission, board or authority which, if adversely determined, will have a material adverse effect on the ability of the Company to perform its obligations under this Warrant.

               (g) As of the Date of Grant, the number of shares of Common Stock of the Company outstanding on the date hereof, on a fully diluted basis (assuming the conversion of all outstanding convertible securities and the exercise of all outstanding options and warrants), does not exceed 29,300,000 shares.

        12. Modification and Waiver. This Warrant and any provision hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the same is sought.

        13. Notices. Any notice, request, communication or other document required or permitted to be given or delivered to the holder hereof or the Company shall be delivered, or shall be sent by certified or registered mail, postage prepaid, to each such holder at its address as shown on the books of the Company or to the Company at the address indicated therefor on the signature page of this Warrant.

        14. Binding Effect on Successors. This Warrant shall be binding upon any corporation succeeding the Company by merger, consolidation or acquisition of all or substantially all of the Company's assets, and all of the obligations of the Company relating to the Series Preferred issuable upon the exercise or conversion of this Warrant shall survive the exercise, conversion and termination of this Warrant and all of the covenants and agreements of the Company shall inure to the benefit of the successors and assigns of the holder hereof.

        15. Lost Warrants or Stock Certificates. The Company covenants to the holder hereof that, upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant or any stock certificate and, in the case of any such loss, theft or destruction, upon receipt of an indemnity reasonably satisfactory to the Company, or in the case of any such mutilation upon surrender and cancellation of such Warrant or stock certificate, the Company will make and deliver a new Warrant or stock certificate, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Warrant or stock certificate.

        16. Descriptive Headings. The descriptive headings of the several paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant. The language in this Warrant shall be construed as to its fair meaning without regard to which party drafted this Warrant.

        17. Governing Law. This Warrant shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of California.

        18. Survival of Representations, Warranties and Agreements. All representations and warranties of the Company and the holder hereof contained herein shall survive the Date of Grant, the exercise or conversion of this Warrant (or any part hereof) or the termination or expiration of rights hereunder. All agreements of the Company and the holder hereof contained herein shall survive indefinitely until, by their respective terms, they are no longer operative.

        19. Remedies. In case any one or more of the covenants and agreements contained in this Warrant shall have been breached, the holders hereof (in the case of a breach by the Company), or the Company (in the case of a breach by a holder), may proceed to protect and enforce their or its rights either by suit in equity and/or by action at law, including, but not limited to, an action for damages as a result of any such breach and/or an action for specific performance of any such covenant or agreement contained in this Warrant.

        20. No Impairment of Rights. The Company will not, by amendment of its Charter or through any other means, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder of this Warrant against impairment.

        21. Severability. The invalidity or unenforceability of any provision of this Warrant in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction, or affect any other provision of this Warrant, which shall remain in full force and effect.

        22. Recovery of Litigation Costs. If any legal action or other proceeding is brought for the enforcement of this Warrant, or because of an alleged dispute, breach, default, or misrepresentation in connection with any of the provisions of this Warrant, the successful or prevailing party or parties shall be entitled to recover reasonable attorneys' fees and other costs incurred in that action or proceeding, in addition to any other relief to which it or they may be entitled.

        23. Entire Agreement; Modification. This Warrant constitutes the entire agreement between the parties pertaining to the subject matter contained in it and supersedes all prior and contemporaneous agreements, representations, and undertakings of the parties, whether oral or written, with respect to such subject matter.

        The Company has caused this Warrant to be duly executed and delivered as of the Date of Grant specified above.

                                        OPTICAL MICRO-MACHINES, INC.

                                        By
                                          --------------------------------------

                                        Title
                                             -----------------------------------

                                        Address: 9645 Scranton Road, Suite 140

                                               San Diego, CA 92121

                                   EXHIBIT A-1

                               NOTICE OF EXERCISE

To:     OPTICAL MICRO-MACHINES, INC. (the "Company")

        1. The undersigned hereby:

        [ ] elects to purchase_____shares of [Series Preferred Stock] [Common Stock] of the Company pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price of such shares in full, or

        [ ] elects to exercise its net issuance rights pursuant to Section 10.2 of the attached Warrant with respect to_____Shares of [Series Preferred Stock] [Common Stock].

        2. Please issue a certificate or certificates representing _____ shares in the name of the undersigned or in such other name or names as are specified below:

                             ------------------------------------
                                            (Name)

                             ------------------------------------

                             ------------------------------------
                                            (Address)

        3. The undersigned represents that the aforesaid shares are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares, all except as in compliance with applicable securities laws.

                                       -----------------------------------
                                                  (Signature)

-----------------
     (Date)

                                   EXHIBIT A-2

                               NOTICE OF EXERCISE

To:     OPTICAL MICRO-MACHINES, INC. (the "Company")

        1. Contingent upon and effective immediately prior to the closing (the "Closing") of the Company's public offering contemplated by the Registration Statement on Form S____, filed_______, 20__, the undersigned hereby:

        [ ] elects to purchase______shares of [Series Preferred Stock] [Common Stock] of the Company pursuant to the terms of the attached Warrant, or

        [ ] elects to exercise its net issuance rights pursuant to Section 10.2 of the attached Warrant with respect to______Shares of [Series Preferred Stock] [Common Stock]:

        2. Please deliver to the custodian for the selling shareholders a stock certificate representing such_______shares.

                                             ----------------------------------
                                                          (Signature)

------------------
        (Date)

                                    EXHIBIT C
                                    ---------

                        FORM OF LOAN AGREEMENT SUPPLEMENT

                        LOAN AGREEMENT SUPPLEMENT No. []

        LOAN AGREEMENT SUPPLEMENT No. [], dated_______, _____("Supplement"), to the Loan and Security Agreement dated as of April 7, 2000 (the "Loan Agreement") by and among OPTICAL MICRO-MACHINES, INC., a Delaware corporation ("Borrower"), MMC/GATX Partnership No. I, Comdisco, Inc., and Silicon Valley Bank (collectively, "Lenders") and Agent.

        Unless otherwise defined herein, capitalized terms have the meanings given to such terms in the Loan Agreement.

        1. To secure the prompt payment by Borrower of the principal of and interest on, and all other amounts from time to time outstanding under the Loan Agreement, and the performance and observance by Borrower of all the agreements, covenants and provisions contained in the Loan Agreement, Borrower does hereby grant to Agent, on behalf and for the benefit of Lenders, their respective successors and assigns, a first priority security interest in all of Borrower's right, title and interest in each item of equipment and other property described in Annex A hereto, which equipment and other property shall be deemed to be additional "Financed Equipment." The list of Financed Equipment in Annex A hereto shall be construed as a supplement to, and deemed part of, the Collateral listed in Section 4.1 of the Loan Agreement and shall form a part thereof, and the Loan Agreement is hereby incorporated by reference herein and is hereby ratified, approved and confirmed.

        2. Attached as Annex B hereto is the Loan Terms Schedule with respect to the Loan the proceeds of which will be used to finance the Financed Equipment listed in Annex A hereto.

        3. The Financed Equipment shall be located at the following address:

        4. The proceeds of the Loan should be transferred to Borrower's account as set forth in Section 2.4(c) of the Loan Agreement.

        5. Borrower hereby certifies that (a) the foregoing information is true and correct and authorizes Lenders to endorse in their respective books and records, the Basic Rate applicable to the Funding Date of the Loan contemplated in this Loan Agreement Supplement and the principal amount set forth in the Loan Terms Schedule; (b) the representations and warranties made by Borrower in
Section 5 of the Loan Agreement and in the other Loan Documents are true and correct on the date hereof and will be true and correct on such Funding Date, in each case except to the extent they relate to a prior date; (c) Borrower has met or will by such Funding Date meet all conditions set forth in Section 3 of the Loan Agreement; (d) Borrower is now, and on such Funding Date will be, in compliance with the covenants and the requirements contained in Sections 6 and 7 of the Loan Agreement; and (e) no Default or Event of Default has occurred and is continuing under the Loan Agreement.

        6. This Supplement is being delivered in the State of California and governed by Illinois law.

        7. This Supplement may be executed by Borrower, Agent and Lenders in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

                  [Remainder of page intentionally left blank.]

        IN WITNESS WHEREOF, Borrower, Agent and Lenders have caused this Supplement to be duly executed and delivered as of this day and year first above written.

                                       BORROWER:

                                       OPTICAL MICRO-MACHINES, INC.

                                       By:
                                          -------------------------------------

                                       Title:
                                             ----------------------------------

                                       AGENT:

                                       MMC/GATX PARTNERSHIP NO. I
                                       By: GATX Capital Corporation,
                                              its General Partner

                                       By:
                                          -------------------------------------

                                       Title:
                                             ----------------------------------

                                       LENDERS:

                                       MMC/GATX PARTNERSHIP NO. I
                                       By: GATX Capital Corporation,
                                              its General Partner

                                       By:
                                          -------------------------------------

                                       Title:
                                             ----------------------------------

                                       SILICON VALLEY BANK

                                       By:
                                          -------------------------------------

                                       Title:
                                             ----------------------------------

                                       COMDISCO, INC.

                                       By:
                                          -------------------------------------

                                       Title:
                                             ----------------------------------

Annex A - Description of Financed Equipment

Annex B - Loan Terms Schedule

                                     ANNEX A

                                       to

                                    EXHIBIT C

The Financed Equipment being financed with the Loan for which this Loan Agreement Supplement is being executed is listed below. Upon the funding of such Loan, this Schedule automatically shall be deemed to be a part of the Collateral listed in Section 4.1 of the Loan Agreement.

FINANCED EQUIPMENT

See Attached Pages.

                                     ANNEX B

                               LOAN TERMS SCHEDULE

Loan Funding Date:______, 200_

Original Loan Amount: $_____

Basic Rate________%

Loan Factor:_______%

Original Scheduled Payment Amount*: $____________

Date of First Scheduled Payment: $____________

To MMC/GATX: $_________________

To Comdisco: $_____________________

To SVB: $________________________

Maturity Date: _______________________

Final Payment: An additional amount equal to the Final Payment Percentage multiplied by the original Loan Amount, shall be paid on the Maturity Date with respect to such Loan.

Stipulated Loan Value:


Payment No.                  Payment Date      Stipulated Loan Value**
-----------                  ------------      ---------------------

1

2

 ...

[35]

[36]

*/The amount of each Scheduled Payment will change as the Loan Amount changes.

**/Each Stipulated Loan Value amount assumes payment of all Scheduled Payments due on or before the indicated Payment Date.

                                    EXHIBIT D
                                    ---------

              ITEMS TO BE COVERED BY OPINION OF BORROWER'S COUNSEL

        The opinions hereafter expressed are subject to the following qualifications:

        (a) We assume the genuineness of all signatures on original documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to original documents of all copies submitted to us and the due execution and delivery of all documents (except as to due execution and delivery by the Company) where due execution and delivery are a prerequisite to the effectiveness thereof;

        (b) We express no opinion as to the effect of applicable bankruptcy, insolvency, reorganization, moratorium or other similar federal or state laws affecting the rights of creditors;

        (c) We express no opinion as to the effect of rules of law governing specific performance, injunctive relief or other equitable remedies (regardless of whether any such remedy is considered in a proceeding at law or in equity).

        Based on and subject to the foregoing, we are of the opinion that:

        1. Borrower is a corporation, duly organized, validly existing and in good standing under the laws of the State of [___], and is duly qualified and authorized to do business in the state of California.

        2. Borrower has the full corporate power, authority and legal right, and has obtained all necessary approvals, consents and given all notices to execute and deliver the Loan Documents and perform the terms thereof.

        3. The Loan Documents have been duly authorized, executed and delivered by Borrower and constitute valid, legal and binding agreements.

        4. To our knowledge, there is no action, suit, audit, investigation, proceeding or patent claim pending or threatened against Borrower in any court or before any governmental commission, agency, board or authority which might have a material adverse effect on the business, condition or operations of Borrower or the ability of Borrower to perform its obligations under the Loan Documents.

        5. The Shares issuable pursuant to exercise or conversion of the Warrants have been duly authorized and reserved for issuance by Borrower and, when issued in accordance with the terms thereof, will be validly issued, fully paid and nonassessable.

        6. The shares of Common Stock issuable upon conversion of the Shares have been duly authorized and reserved and, when issued in accordance with the terms of Borrower's [Articles/Certificate] of Incorporation, as amended, will be validly issued, fully paid and nonassessable.

        7. The rights, preferences, privileges and restrictions granted to or imposed upon Borrower's Series [ ] Preferred Stock and the holders thereof are as set forth in Borrower's [Articles/Certificate] of Incorporation, as amended to the Date of Grant, a true and complete copy of which has been delivered to Lenders.

        8. The execution and delivery of the Loan Documents are not, and the issuance of the Shares upon exercise of the Warrants in accordance with the terms thereof will not be, inconsistent with Borrower's [Articles/Certificate] of Incorporation, as amended, or Bylaws, do not and will not contravene any law, governmental rule or regulation, judgment or order applicable to Borrower, and do not and will not conflict with or contravene any provision of, or constitute a default under, any indenture, mortgage, contract or other agreement or instrument of which Borrower is a party or by which it is bound or require the consent or approval of, the giving of notice to, the registration or filing with or the taking of any action in respect of or by, any federal, state or local government authority or agency or other person, except for the filing of notices pursuant to federal and state securities laws, which filings will be effected by the time required thereby.

                                    EXHIBIT E
                                    ---------

                               LANDLORD AGREEMENT

RECORDING REQUESTED BY
AND WHEN RECORDED RETURN TO:
MMC/GATX Partnership No. I, as Agent
4 Orinda Way, Suite 200-B
Orinda, CA 94563

                     CONSENT TO REMOVAL OF PERSONAL PROPERTY

        KNOW ALL PERSONS BY THESE PRESENTS:

        (a) The undersigned has an interest as [owner/landlord] in the following described real property (the "Real Property"):

        That certain real property in the County of [____________], State of California, described as:

        SEE ATTACHMENT 1 ATTACHED HERETO FOR FULL LEGAL DESCRIPTION, commonly known as [street address].

        (b) Optical Micro-Machines, Inc., a Delaware corporation ("Borrower"), has entered into or will enter into a Loan and Security Agreement with Silicon Valley Bank, Comdisco, Inc. and MMC/GATX Partnership No. I (collectively, "Lenders") dated as of April 7, 2000 (as amended and supplemented from time to time, the "Loan Agreement").

        (c) Lenders, as a condition to entering into the Loan Agreement, require that the undersigned consent to the removal by Lenders of the equipment and other assets covered by the Loan Agreement (hereinafter called "Equipment") from the Real Property, no matter how it is affixed thereto, and to the other matters set forth below.

        NOW, THEREFORE, for good and sufficient consideration, receipt of which is hereby acknowledged, the undersigned consents to the placing of the Equipment on the Real Property, and agrees with Lenders as follows:

        1. The undersigned waives and releases each and every right which undersigned now has, under laws of the State of California or by virtue of the lease for the Real Property now in effect, to levy or distrain upon for rent, in arrears, in advance or both, or to claim or assert title to the Equipment that is already on said Real Property, or may hereafter be delivered or installed thereon.

        2. The Equipment shall be considered to be personal property and shall not be considered part of the Real Property regardless of whether or by what means it is or may become attached or affixed to the Real Property.

        3. The undersigned will permit Lenders, or their agent or representative, to enter upon the Real Property for the purpose of exercising any right they may have under the terms of the Loan Agreement or otherwise, including, without limitation, the right to remove the Equipment; provided, however, that if Lenders, in removing the Equipment damage any improvements of the undersigned on the Real Property, Lenders will, at their expense, cause same to be repaired.

        4. This agreement shall be binding upon the heirs, successors and assigns of the undersigned and shall inure to the benefit of each Lender and its respective successors and assigns.

        IN WITNESS WHEREOF, the undersigned has executed this instrument at _____________, this _____________ day of _______________, 2000.

                                       --------------------------------------

                                       OWNER/LESSOR

                                       By:
                                          -------------------------------------

                                       Title:
                                             ----------------------------------

        The foregoing Consent must be acknowledged before a Notary Public.

        STATE OF __________________ )
                                    )    ss
        COUNTY OF _________________ )

        On the ___________ day of ____________, 2000 before me, _____________
Notary Public, personally appeared ________________________________________

                             personally known to me
------------------------
                or

------------------------
                              proved to me on the basis of satisfactory evidence

               to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

               WITNESS my hand and official seal

                                             --------------------------------
                                                SIGNATURE OF NOTARY PUBLIC

        (S E A L)

                                   SCHEDULE 1

                               DISCLOSURE SCHEDULE



                                      NONE